            PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED MARCH 7, 1996.

           [LOGO]
                                  $500,000,000
                              Barnett Banks, Inc.
                          Medium-Term Notes, Series E
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                                 --------------

BARNETT BANKS, INC. (THE "CORPORATION") MAY OFFER FROM TIME TO TIME ITS MEDIUM-TERM NOTES, SERIES E (THE "NOTES", WHICH TERM SHALL INCLUDE SENIOR NOTES AND SUBORDINATED NOTES, EACH AS DEFINED HEREIN), WITH AN AGGREGATE PRINCIPAL
 AMOUNT OF UP TO U.S. $500,000,000 OR THE EQUIVALENT THEREOF IN OTHER CURRENCIES, INCLUDING COMPOSITE CURRENCIES SUCH AS THE EUROPEAN CURRENCY
   UNIT (THE "SPECIFIED CURRENCY"). SUCH AGGREGATE OFFERING PRICE IS  SUBJECT
   TO REDUCTION AS A RESULT OF THE SALE BY THE CORPORATION OF CERTAIN OTHER
     SECURITIES. SEE "PLAN OF DISTRIBUTION." EACH NOTE WILL MATURE NINE MONTHS OR MORE FROM ITS DATE OF ISSUE, AS AGREED UPON BY THE CORPORATION AND THE PURCHASER, AND MAY BE SUBJECT PRIOR TO MATURITY TO REDEMPTION AT THE OPTION OF THE CORPORATION OR REPAYMENT AT THE OPTION
     OF  THE REGISTERED HOLDER. EACH NOTE  WILL BEAR INTEREST EITHER AT A
       FIXED RATE (A "FIXED RATE NOTE") ESTABLISHED BY THE CORPORATION AT
       THE DATE OF ISSUE OF SUCH NOTE, WHICH MAY BE ZERO IN THE CASE  OF
        CERTAIN ORIGINAL ISSUE DISCOUNT NOTES, OR AT A FLOATING RATE (A "FLOATING RATE NOTE"), AS SET FORTH THEREIN AND SPECIFIED IN THE
       APPLICABLE  PRICING SUPPLEMENT. A FIXED RATE  NOTE MAY PAY A LEVEL
       AMOUNT IN RESPECT  OF BOTH INTEREST  AND PRINCIPAL AMORTIZED  OVER
       THE  LIFE OF  THE NOTE  (AN "AMORTIZING  NOTE"). THE  NOTES MAY BE
       ISSUED AS SENIOR NOTES  OR SUBORDINATED NOTES,  AS SET FORTH  IN
         THE APPLICABLE PRICING SUPPLEMENT. SUBORDINATED NOTES WILL BE SUBORDINATED TO ALL SENIOR INDEBTEDNESS. SEE "DESCRIPTION OF
          DEBT   SECURITIES   --  SUBORDINATED   SECURITIES"   IN  THE
          ACCOMPANYING PROSPECTUS. PAYMENT  OF THE  PRINCIPAL OF  THE
           SUBORDINATED  NOTES MAY BE ACCELERATED ONLY IN THE CASE OF
           CERTAIN EVENTS OF BANKRUPTCY, INSOLVENCY OR REORGANIZATION
           OF THE  CORPORATION. SEE "DESCRIPTION OF DEBT  SECURITIES
            --   SUBORDINATED   SECURITIES"   IN   THE  ACCOMPANYING
                                  PROSPECTUS.

UNLESS OTHERWISE SPECIFIED IN THE APPLICABLE PRICING SUPPLEMENT, INTEREST ON EACH FIXED RATE NOTE WILL BE PAYABLE EACH JUNE 1 AND DECEMBER 1 AND AT MATURITY. INTEREST ON EACH FLOATING RATE NOTE IS PAYABLE ON THE DATES SET FORTH HEREIN
 AND IN THE APPLICABLE PRICING SUPPLEMENT. UNLESS OTHERWISE SPECIFIED IN THE APPLICABLE PRICING SUPPLEMENT, AMORTIZING NOTES WILL PAY PRINCIPAL AND
   INTEREST SEMIANNUALLY EACH JUNE 1 AND DECEMBER 1, OR QUARTERLY EACH  MARCH
   1,  JUNE 1, SEPTEMBER 1 AND DECEMBER 1, AND AT MATURITY. EACH FIXED RATE
     NOTE WILL MATURE ON A DAY NINE MONTHS OR MORE FROM THE DATE OF  ISSUE,
     AS  SET FORTH IN THE APPLICABLE PRICING SUPPLEMENT. EACH FLOATING RATE
     NOTE WILL MATURE ON AN INTEREST PAYMENT DATE NINE MONTHS OR MORE  FROM
     THE   DATE  OF  ISSUE,  AS  SET  FORTH  IN  THE  APPLICABLE  PRICING
       SUPPLEMENT. SEE "DESCRIPTION OF NOTES." UNLESS OTHERWISE SPECIFIED
       IN THE APPLICABLE PRICING SUPPLEMENT, THE NOTES MAY NOT BE REDEEMED BY THE CORPORATION OR THE HOLDER PRIOR TO MATURITY.
        NOTES  DENOMINATED   IN  U.S.   DOLLARS   WILL  BE   ISSUED   IN
        DENOMINATIONS  OF $1,000 OR ANY AMOUNT IN EXCESS THEREOF WHICH IS
       AN INTEGRAL MULTIPLE  OF $1,000. THE  AUTHORIZED DENOMINATIONS  OF
       NOTES NOT DENOMINATED IN U.S. DOLLARS WILL BE SET FORTH IN THE APPLICABLE PRICING SUPPLEMENT. ANY TERMS RELATING TO NOTES BEING
       DENOMINATED   IN  FOREIGN  CURRENCIES  OR  COMPOSITE  CURRENCIES
                                         WILL  BE  SET  FORTH  IN   THE
                         APPLICABLE PRICING SUPPLEMENT.

EACH NOTE WILL BE ISSUED ONLY IN FULLY REGISTERED FORM AND WILL BE REPRESENTED EITHER BY A GLOBAL SECURITY REGISTERED IN THE NAME OF A NOMINEE OF THE DEPOSITORY TRUST COMPANY, AS DEPOSITARY (A "BOOK-ENTRY NOTE"), OR BY A
 CERTIFICATE ISSUED IN DEFINITIVE FORM (A "CERTIFICATED NOTE"), AS SET FORTH IN THE APPLICABLE PRICING SUPPLEMENT. BENEFICIAL INTERESTS IN GLOBAL SECURITIES
   REPRESENTING BOOK-ENTRY NOTES WILL BE SHOWN ON, AND TRANSFERS THEREOF WILL
   BE EFFECTED  THROUGH, THE  RECORDS MAINTAINED  BY THE  DEPOSITARY  (WITH
     RESPECT  TO PARTICIPANTS' INTERESTS)  AND ITS PARTICIPANTS. BOOK-ENTRY
     NOTES  WILL   NOT   BE   ISSUABLE   AS   CERTIFICATED   NOTES   EXCEPT
                        AS  DESCRIBED UNDER "DESCRIPTION OF DEBT SECURITIES
                -- GLOBAL NOTES" IN THE ACCOMPANYING PROSPECTUS.
                              --------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
    ACCURACY OR  ADEQUACY OF  THIS  PROSPECTUS SUPPLEMENT,  ANY  SUPPLEMENT
     HERETO  OR THE   PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                                                              PRICE TO           AGENTS' DISCOUNTS         PROCEEDS TO
                                                             PUBLIC (1)         AND COMMISSIONS (2)    CORPORATION (1)(3)
                                                        ---------------------  ---------------------  ---------------------
PER NOTE..............................................          100%              .125% TO .750%       99.250% TO 99.875%
                                                                                    $625,000 TO          $496,250,000 TO
TOTAL (4).............................................      $500,000,000            $3,750,000            $499,375,000

(1) UNLESS OTHERWISE SPECIFIED IN THE APPLICABLE PRICING SUPPLEMENT, NOTES WILL BE SOLD AT 100% OF THEIR PRINCIPAL AMOUNT. IF THE CORPORATION ISSUES ANY NOTE AT A DISCOUNT FROM OR AT A PREMIUM OVER ITS PRINCIPAL AMOUNT, THE PRICE TO PUBLIC OF SUCH NOTE WILL BE SET FORTH IN THE APPLICABLE PRICING SUPPLEMENT.
(2) THE COMMISSION PAYABLE TO AN AGENT FOR EACH NOTE SOLD THROUGH SUCH AGENT SHALL RANGE FROM .125% TO .750% OF THE PRINCIPAL AMOUNT OF SUCH NOTE (EXCEPT THAT WITH RESPECT TO NOTES WITH MATURITIES OF GREATER THAN 30 YEARS, THE COMMISSION WILL BE NEGOTIATED BETWEEN THE CORPORATION AND THE RELATED AGENT AT THE TIME THE CORPORATION ISSUES SUCH NOTES). THE CORPORATION MAY ALSO SELL NOTES TO AN AGENT, AS PRINCIPAL, AT NEGOTIATED DISCOUNTS, FOR RESALE TO INVESTORS AND OTHER PURCHASERS. THE CORPORATION HAS AGREED TO INDEMNIFY EACH AGENT AGAINST CERTAIN LIABILITIES, INCLUDING LIABILITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED.
(3)  BEFORE  DEDUCTING  EXPENSES  PAYABLE  BY THE  CORPORATION  ESTIMATED  TO BE
     $100,000.
(4)  OR  THE  EQUIVALENT  THEREOF   IN  OTHER  CURRENCIES  INCLUDING   COMPOSITE
     CURRENCIES.

                              --------------------

    THE NOTES ARE BEING OFFERED ON A CONTINUOUS BASIS BY LEHMAN BROTHERS, LEHMAN BROTHERS INC., CS FIRST BOSTON CORPORATION, GOLDMAN, SACHS & CO., MORGAN STANLEY & CO. INCORPORATED AND SALOMON BROTHERS INC (INDIVIDUALLY, AN "AGENT" AND COLLECTIVELY, THE "AGENTS"), ON BEHALF OF THE CORPORATION. THE AGENTS HAVE AGREED TO USE REASONABLE EFFORTS TO SOLICIT PURCHASES OF SUCH NOTES. THE CORPORATION MAY ALSO SELL NOTES TO AN AGENT ACTING AS PRINCIPAL FOR ITS OWN ACCOUNT FOR RESALE TO ONE OR MORE INVESTORS AND OTHER PURCHASERS AT VARYING PRICES RELATED TO PREVAILING MARKET PRICES AT THE TIME OF RESALE OR OTHERWISE, TO BE DETERMINED BY SUCH AGENT. NO TERMINATION DATE FOR THE OFFERING OF THE NOTES HAS BEEN ESTABLISHED. THE CORPORATION OR AN AGENT MAY REJECT ANY ORDER IN WHOLE OR IN PART. THE CORPORATION RESERVES THE RIGHT TO WITHDRAW, CANCEL OR MODIFY THE OFFER MADE HEREBY WITHOUT NOTICE. THE NOTES WILL NOT BE LISTED ON ANY SECURITIES EXCHANGE, AND THERE CAN BE NO ASSURANCE THAT THE NOTES OFFERED HEREBY WILL BE SOLD OR THAT THERE WILL BE A SECONDARY MARKET FOR THE NOTES. SEE "PLAN OF DISTRIBUTION."

Lehman Brothers
        CS First Boston
                  Goldman, Sachs & Co.
                            Morgan Stanley & Co.
                                   Incorporated
                                                            Salomon Brothers Inc

           THE DATE OF THIS PROSPECTUS SUPPLEMENT IS MARCH 21, 1996.

                              DESCRIPTION OF NOTES

    THE FOLLOWING DESCRIPTION OF THE PARTICULAR TERMS OF THE NOTES OFFERED HEREBY SUPPLEMENTS, AND TO THE EXTENT INCONSISTENT THEREWITH REPLACES, THE DESCRIPTION OF THE GENERAL TERMS AND PROVISIONS OF THE DEBT SECURITIES SET FORTH UNDER THE HEADING "DESCRIPTION OF DEBT SECURITIES" IN THE ACCOMPANYING PROSPECTUS, TO WHICH REFERENCE IS HEREBY MADE. THE PARTICULAR TERMS OF THE NOTES SOLD PURSUANT TO ANY PRICING SUPPLEMENT (A "PRICING SUPPLEMENT") WILL BE DESCRIBED THEREIN. THE TERMS AND CONDITIONS SET FORTH IN "DESCRIPTION OF NOTES" WILL APPLY TO EACH NOTE UNLESS OTHERWISE SPECIFIED IN THE APPLICABLE PRICING SUPPLEMENT AND IN SUCH NOTE. CAPITALIZED TERMS NOT DEFINED HEREIN SHALL HAVE THE SAME MEANINGS ASSIGNED TO SUCH TERMS IN THE PROSPECTUS OR THE APPLICABLE INDENTURE. REFERENCE HEREIN TO "U.S. DOLLARS" OR "U.S.$" OR "$" ARE TO THE CURRENCY OF THE UNITED STATES OF AMERICA.

GENERAL

    The Notes offered hereby, if Senior Securities, will be issued under the Senior Indenture, as amended or supplemented. Notes issued under the Senior Indenture will rank PARI PASSU with all other unsecured and unsubordinated indebtedness of the Corporation. The Notes offered hereby, if Subordinated Securities, will be issued under the Subordinated Indenture, as amended or supplemented. Notes issued under the Subordinated Indenture will be subordinated in right of payment to the prior payment in full of the Senior Indebtedness of the Corporation. See "Description of Debt Securities -- Subordinated Securities" in the accompanying Prospectus. As of December 31, 1995, the Corporation had approximately $1,655,344,000 of Senior Indebtedness outstanding.

    The Notes will be offered on a continuous basis. The Notes issued under the Applicable Indenture will constitute all or part of a single series for purposes of such Indenture. The Notes of such series offered hereby are limited to an aggregate initial offering price of U.S. $500,000,000 (or the equivalent thereof in one or more Specified Currencies), subject to reduction as a result of the sale by the Corporation of certain other Securities referred to in the accompanying Prospectus. See "Plan of Distribution." For purposes of this Prospectus Supplement, (i) the principal amount of any Original Issue Discount Note (as defined below) means the Issue Price (as defined below) of such Note and (ii) the principal amount of any Note issued in the Specified Currency means the U.S. dollar equivalent on the date of issue of the Issue Price of such Note.

    Each Note will mature nine months or more from its date of issue, as agreed by the initial purchaser and the Corporation, and may be subject to redemption at the option of the Corporation or repayment at the option of the holder prior to its Stated Maturity (as defined below) as specified in the applicable Pricing Supplement. See "Optional Redemption" and "Repayment at the Noteholders' Option" below. Fixed Rate Notes, Amortizing Notes and Original Issue Discount Notes will mature on any day which is nine months or more from the date of issue, as set forth in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, Floating Rate Notes will mature on an Interest Payment Date (as defined below) nine months or more from the date of issue, as set forth in the applicable Pricing Supplement.

    Each Note will be issued initially as either a Book-Entry Note or a Certificated Note. Except as set forth under "Description of Debt Securities -- Global Notes" in the accompanying Prospectus, Book-Entry Notes will not be issuable as Certificated Notes. See "Book-Entry System" below.

    Unless otherwise specified in the applicable Pricing Supplement, the Notes will be denominated in U.S. dollars and payments of principal of, premium, if any, and interest on the Notes will be made in U.S. dollars. Except as specified for Notes not denominated in U.S. dollars or as otherwise provided in the applicable Pricing Supplement, the Notes will be issued only in fully registered form in denominations of U.S. $1,000 or any amount in excess thereof which is an integral multiple of U.S. $1,000. If any of the Notes are to be denominated in a Specified Currency other than U.S. dollars, additional information pertaining to the terms of such Notes and other matters relevant to the holders thereof will be described in the applicable Pricing Supplement.

    The Notes may be issued as Original Issue Discount Notes (including Zero Coupon Notes), as indicated in the applicable Pricing Supplement. An "Original Issue Discount Note" means any Note that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the Applicable Indenture. See "United States Federal Income Taxation -- Discount Notes" below.

    The Notes may be issued as Indexed Notes, as indicated in the applicable Pricing Supplement. See "Indexed Notes" below.

    The Pricing Supplement relating to each Note will specify the price (expressed as a percentage of the aggregate principal amount thereof) at which such Note will be issued if other than 100% (the "Issue Price"), the principal amount, the interest rate or interest rate formula, ranking, maturity, currency or composite currency, any redemption or repayment provisions and any other terms on which each such Note will be issued that are not inconsistent with the provisions of the Applicable Indenture.

    Unless otherwise specified in the applicable Pricing Supplement, the Notes, except for Amortizing Notes, will not be subject to any sinking fund.

    The Notes, other than Book-Entry Notes, may be presented for registration of transfer or exchange at the Corporate Trust Office of The First National Bank of Chicago, or at their office used for that purpose in the Borough of Manhattan, The City of New York, in the case of Senior Securities, and Chemical Bank in the Borough of Manhattan, The City of New York, in the case of Subordinated Securities. With respect to transfers of Book-Entry Notes and exchanges of permanent Global Notes representing Book-Entry Notes, see "Book-Entry System" below.

    As used herein, "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in The City of New York and (i) with respect to LIBOR Notes (as defined below), in the City of London, (ii) with respect to Notes denominated or payable in a Specified Currency other than European Currency Units ("ECUs"), in the financial center of the country issuing the Specified Currency, (iii) with respect to Notes denominated or payable in ECUs, in the financial center of each country that issues a component currency of the ECU, and that is not a non-ECU settlement day. "London Banking Day" shall mean any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

    As used herein, an "Interest Payment Date" with respect to any Note shall be a date on which, under the terms of such Note, regularly scheduled interest shall be payable. Unless otherwise specified in the applicable Pricing Supplement, "Record Date" with respect to any Interest Payment Date shall be the date fifteen calendar days (whether or not such date is a Business Day) prior to such Interest Payment Date.

PAYMENT CURRENCY AND CURRENCY EXCHANGE INFORMATION

    Purchasers are required to pay for Notes denominated in a Specified Currency in such Specified Currency, and payments of principal of, premium, if any, and interest on such Notes will be made in such Specified Currency, unless otherwise provided in the applicable Pricing Supplement. Currently, there are limited facilities in the United States for the conversion of U.S. dollars into foreign currencies and vice versa. In addition, most banks do not currently offer non-U.S. dollar denominated checking or savings account facilities in the United States. Accordingly, unless otherwise specified in the applicable Pricing
Supplement, or unless alternative arrangements are made, payment of principal of, premium, if any, and interest on Notes in a Specified Currency other than U.S. dollars will be made to an account at a bank outside the United States.

    If the applicable Pricing Supplement provides for payments of principal of, premium, if any, and interest on a non-U.S. dollar denominated Note to be made in U.S. dollars or for payments of principal of, premium, if any, and interest on a U.S. dollar denominated Note to be made in a Specified Currency other than U.S. dollars, the conversion of the Specified Currency into U.S. dollars or U.S. dollars into the Specified Currency, as the case may be, will be handled by the Exchange Rate Agent identified in the applicable Pricing Supplement. The costs of such conversion will be borne by the holder of such Note through deductions from such payments.

    If the applicable Pricing Supplement provides for payments of principal of, premium, if any, and interest on a non-U.S. dollar denominated Note to be made, at the option of the holder of such Note, in U.S. dollars, conversion of the Specified Currency into U.S. dollars will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent unless the Exchange Rate Agent is the applicable Agent) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to the holders of Notes and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, payments will be made in the Specified Currency. All currency exchange costs will be borne by the holders of Notes by deductions from such payments.

    Except as set forth below, if the principal of, premium, if any, or interest on a Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Corporation for making payments thereof due to the imposition of exchange controls or other circumstances beyond the control of the Corporation or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Corporation will be entitled to satisfy its obligations to holders of the Notes by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date. Any payment made under such circumstances in U.S. dollars where the required payment is in a Specified Currency other than U.S. dollars will not constitute an Event of Default under the Applicable Indenture.

    If payment in respect of a Note is required to be made in ECUs and ECUs are unavailable due to the imposition of exchange controls or other circumstances beyond the Corporation's control or are no longer used in the European Monetary System, then all payments in respect of such Note shall be made in U.S. dollars until ECUs are again available or so used. The amount of each payment in U.S. dollars shall be computed on the basis of the equivalent of the ECU in U.S. dollars, determined as described below, as of the second Business Day prior to the date on which such payment is due.

    The equivalent of the ECU in U.S. dollars as of any date shall be determined by the Corporation or its agent on the following basis. The component currencies of the ECU for this purpose (the "Components") shall be the currency amounts that were components of the ECU as of the last date on which the ECU was used in the European Monetary System. The equivalent of the ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components shall be determined by the Corporation or such agent on the basis of the most recently available Market Exchange Rates for such Components.

    If the official unit of any Component is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more Components are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the appropriate amounts of the consolidated component currencies expressed in such single currency. If any Component is divided into two or more currencies, the amount of the original component currency shall be replaced by the appropriate amounts of such two or more currencies, the sum of which shall be equal to the amount of the original component currency.

    All determinations referred to above made by the Corporation or its agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes.

INTEREST AND PRINCIPAL PAYMENTS

    Interest will be payable to the person in whose name the Note is registered at the close of business on the applicable Record Date; PROVIDED that the interest payable upon maturity, redemption or repayment (whether or not the date of maturity, redemption or repayment is an Interest Payment Date) will be payable to the person to whom principal is payable. Unless otherwise specified in the applicable Pricing Supplement, the initial interest payment on a Note will be made on the first Interest Payment Date falling after the date the Note is issued; PROVIDED, HOWEVER, that payments of interest (or, in the case of an Amortizing Note, principal and interest) on a Note issued less than 15 calendar days before an Interest Payment Date will be paid on the next succeeding Interest Payment Date to the holder of record on the Record Date with respect to such succeeding Interest Payment Date, unless otherwise specified in the applicable Pricing Supplement. See "United States Federal Income Taxation -- Payment of Interest on Notes" below.

    Payments of principal of, premium, if any, and interest payable at maturity, redemption or repayment on Notes, other than Notes payable in a Specified Currency other than U.S. dollars, will be made in immediately available funds at the Corporate Trust Office of The First National Bank of Chicago in the Borough of Manhattan, The City of New York, in the case of Senior Securities, and at Chemical Bank in the Borough of Manhattan, The City of New York, in the case of Subordinated Securities; PROVIDED that the Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Payment of interest (other than at maturity, redemption or repayment) may be made by check mailed to the person entitled thereto or, at the option of the Corporation, by wire transfer to an account maintained by such person with a bank located in the United States. Notwithstanding the foregoing, a holder of $10,000,000 or more in aggregate principal amount of Notes of like tenor and terms (or the holder of the equivalent thereof in a Specified Currency other than U.S. dollars) shall be entitled to receive interest payments (other than at maturity, redemption or repayment) by wire transfer in immediately available funds, but only if appropriate instructions have been received in writing by the Paying Agent on or prior to the applicable Record Date for such payment of interest.

    Unless otherwise specified in the applicable Pricing Supplement or unless alternative arrangements are made, payments of principal of, premium, if any, and interest on a Note in a Specified Currency other than U.S. dollars will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States if the holder of such Notes provides the Paying Agent with the appropriate wire transfer instructions not later than 15 calendar days prior to the applicable payment date. If such wire transfer instructions are not so provided, payments of principal of, premium, if any, and interest on such Notes will be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such address shall appear in the Note register.

    Certain Notes, including Original Issue Discount Notes, may be considered to be issued with original issue discount, which must be included in income for United States federal income tax purposes at a constant rate. See "United States Federal Income Taxation -- Discount Notes" below. Unless otherwise specified in the applicable Pricing Supplement, if the principal of any Original Issue Discount Note is declared to be due and payable immediately as described under "Description of Debt Securities -- Senior Securities; -- Subordinated Securities" in the accompanying Prospectus, the amount of principal due and payable with respect to such Note shall be limited to the aggregate principal amount of such Note multiplied by the sum of its Issue Price (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the date of issue to the date of declaration, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration). Special considerations applicable to any such Notes will be set forth in the applicable Pricing Supplement.

FIXED RATE NOTES

    Each Fixed Rate Note will bear interest from the date of issuance at the annual rate stated on the face thereof, except as described below under "Extension of Maturity," until the principal thereof is paid or made available for payment. Unless otherwise specified in the applicable Pricing Supplement, such interest will be computed on the basis of a 360-day year of twelve 30-day months. Unless otherwise specified in the applicable Pricing Supplement, payments of interest on Fixed Rate Notes other than Amortizing Notes will be made semiannually on each June 1 and December 1 and at maturity or upon any earlier redemption or repayment. Unless otherwise specified in the applicable Pricing Supplement, payments of principal of and interest on Amortizing Notes, which are securities on which payments of principal and interest are made in equal installments over the life of the security, will be made either quarterly on each March 1, June 1, September 1 and December 1 or semiannually on each June 1 and December 1, as set forth in the applicable Pricing Supplement, and at maturity or upon any earlier redemption or repayment. Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. A table setting forth repayment information in respect of each Amortizing Note will be provided to the original purchaser and will be available, upon request, to subsequent holders.

    If any Interest Payment Date for any Fixed Rate Note would fall on a day that is not a Business Day, the interest payment shall be postponed to the next day that is a Business Day, and no interest on such payment shall accrue for the period from and after the Interest Payment Date. If the maturity date (or date of redemption or repayment) of any Fixed Rate Note would fall on a day that is not a Business Day, the payment of principal, premium, if any, and interest may be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after the maturity date (or date of redemption or repayment).

    Interest payments for Fixed Rate Notes will include accrued interest from the date of issue or from the last date in respect of which interest has been paid or duly provided for, as the case may be, to, but excluding, the Interest Payment Date or the date of maturity or earlier redemption or repayment, as the case may be.

FLOATING RATE NOTES

    Each Floating Rate Note will bear interest from the date of issuance until the principal thereof is paid or made available for payment at a rate determined by reference to an interest rate basis (the "Base Rate"), which may be adjusted by a Spread and/or Spread Multiplier (each as defined below). The applicable Pricing Supplement will designate one or more of the following Base Rates as applicable to each Floating Rate Note: (a) the CD Rate (a "CD Rate Note"), (b) the Commercial Paper Rate (a "Commercial Paper Rate Note"), (c) the Federal Funds Rate (a "Federal Funds Rate Note"), (d) LIBOR (a "LIBOR Note"), (e) the Prime Rate (a "Prime Rate Note"), (f) the Treasury Rate (a "Treasury Rate Note"), (g) the CMT Rate (a "CMT Rate Note"), (h) the 11th District Cost of Funds Rate (an "11th District Cost of Funds Rate Note"), (i) the J.J. Kenny Rate (a "J.J. Kenny Rate Note") or (j) such other Base Rate as is set forth in such Pricing Supplement and in such Floating Rate Note. The "Index Maturity" for any Floating Rate Note is the period of maturity of the instrument or obligation from which the Base Rate is calculated and will be specified in the applicable Pricing Supplement.

    Unless otherwise specified in the applicable Pricing Supplement, the interest rate on each Floating Rate Note will be calculated by reference to the specified Base Rate (i) plus or minus the Spread, if any, and/or (ii) multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points (one one-hundredth of a percentage point) specified in the applicable Pricing Supplement to be added to or subtracted from the Base Rate for such Floating Rate Note, and the "Spread Multiplier" is the percentage specified in the applicable Pricing Supplement to be applied to the Base Rate for such Floating Rate Note.

    As specified in the applicable Pricing Supplement, a Floating Rate Note may also have either or both of the following: (i) a maximum limitation, or ceiling, on the rate of interest which may accrue during any interest period ("Maximum Interest Rate"); and (ii) a minimum limitation, or floor, on the rate of interest which may accrue during any interest period ("Minimum Interest Rate"). In addition to any Maximum Interest Rate that may be applicable to any Floating Rate Note pursuant to the above provisions, the interest rate on a Floating Rate Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application. Under current New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to loans of $2,500,000 or more.

    Unless otherwise specified in the applicable Pricing Supplement, the rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Interest Reset Period" for such Note, and the first day of each Interest Reset Period being an "Interest Reset Date"), as specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the Interest Reset Date will be: (i) in the case of Floating Rate Notes which reset daily, each Business Day; (ii) in the case of Floating Rate Notes (other than Treasury Rate Notes) which reset weekly, the Wednesday of each week; (iii) in the case of Treasury Rate Notes which reset weekly, the Tuesday of each week, except as provided below; (iv) in the case of Floating Rate Notes which reset monthly (other than 11th District Cost of Funds Rate Notes), the third Wednesday of each month; (v) in the case of 11th District Cost of Funds Rate Notes which reset monthly, the first calendar day of each month; (vi) in the case of Floating Rate Notes which reset quarterly, the third Wednesday of March, June, September and December; (vii) in the case of Floating Rate Notes which reset semiannually, the third Wednesday of two months of each year, as specified in the applicable Pricing Supplement; and (viii) in the case of Floating Rate Notes which reset annually, the third Wednesday of one month of each year, as specified in the applicable Pricing Supplement; PROVIDED, HOWEVER, that the interest rate in effect from the date of issue to the first Interest Reset Date with respect to a Floating Rate Note will be the initial interest rate set forth in the applicable Pricing Supplement (the "Initial Interest Rate"). If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day, except that, in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the next preceding Business Day.

    Except as provided below, unless otherwise specified in the applicable Pricing Supplement, interest on Floating Rate Notes will be payable: (i) in the case of Floating Rate Notes with a daily, weekly or monthly Interest Reset Date, on the third Wednesday of each month; (ii) in the case of Floating Rate Notes with a quarterly Interest Reset Date, on the third Wednesday of March, June, September and December; (iii) in the case of Floating Rate Notes with a semiannual Interest Reset Date, the third Wednesday of the two months specified in the applicable Pricing Supplement; and (iv) in the case of Floating Rate Notes with an annual Interest Reset Date, the third Wednesday of the month specified in the applicable Pricing Supplement and, in each case, at maturity. If any Interest Payment Date for any Floating Rate Note would fall on a day that is not a Business Day with respect to such Floating Rate Note, such Interest Payment Date will be the following day that is a Business Day with respect to such Floating Rate Note, except that, in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding day that is a Business Day with respect to such LIBOR Note. If the maturity date or any earlier redemption or repayment date of a Floating Rate Note would fall on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after such maturity, redemption or repayment date, as the case may be.

    Unless otherwise specified in the applicable Pricing Supplement, interest payments for Floating Rate Notes shall be the amount of interest accrued from and including the date of issue, or from and including the last date to which interest has been paid to or duly provided for, to but excluding the Interest Payment Date.

    With respect to a Floating Rate Note, accrued interest shall be calculated by multiplying the principal amount of such Floating Rate Note by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which interest is being paid. Unless otherwise specified in the applicable Pricing Supplement, the interest factor for each such day is computed by dividing the interest rate applicable to such day by 360, in the case of CD Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes, LIBOR Notes, Prime Rate Notes, 11th District Cost of Funds Rate Notes and J.J. Kenny Rate Notes or by the actual number of days in the year, in the case of Treasury Rate Notes and CMT Rate Notes.

    The interest rate in effect on any Interest Reset Date will be the applicable rate as reset on such date. The interest rate applicable to any other day is the interest rate from the immediately preceding Interest Reset Date (or, if none, the Initial Interest Rate).

    All percentages used in or resulting from any calculation of the rate of interest on a Floating Rate Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, and all dollar amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest cent, with one-half cent rounded upward.

    Unless otherwise specified in the applicable Pricing Supplement, the calculation agent (the "Calculation Agent") with respect to any issue of Floating Rate Notes which are (i) Senior Securities, shall be The First National Bank of Chicago and (ii) Subordinated Securities, shall be Chemical Bank. Upon the request of the holder of any Floating Rate Note, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date with respect to such Floating Rate Note.

    The "Interest Determination Date" pertaining to an Interest Reset Date for CD Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes, CMT Rate Notes, Prime Rate Notes and J.J. Kenny Rate Notes will be the second Business Day next preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note will be the second London Banking Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for an 11th District Cost of Funds Rate Note will be the last working day of the month immediately preceding each Interest Reset Date on which the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the Index (as hereinafter defined). The Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note will be the day of the week on which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, but such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction falls on a day that is an Interest Reset Date, such Interest Reset Date will be the next following Business Day.

    Unless otherwise specified in the applicable Pricing Supplement, the "Calculation Date," where applicable, pertaining to an Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest
Determination Date or the next succeeding Record Date after such Interest Determination Date or, if either such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day preceding the applicable Interest Payment Date or date of maturity, as the case may be.

    Interest rates will be determined (which determination, in the absence of manifest error, will be conclusive for all purposes and binding on holders of Notes) by the Calculation Agent as follows:

  CD RATE NOTES

    CD Rate Notes will bear interest at the interest rate (calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in each CD Rate Note and in the applicable Pricing Supplement.

    Unless otherwise specified in the applicable Pricing Supplement, "CD Rate" means, with respect to any Interest Determination Date, the rate on such date for negotiable certificates of deposit having the Index Maturity designated in the applicable Pricing Supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates," or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "CDs (Secondary Market)," or, if not so published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the CD Rate will be the rate on such Interest Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Pricing Supplement as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 p.m. Quotations for U.S. Government Securities" (the "Composite Quotations") under the heading "Certificates of Deposit." If such rate is not yet published in either H.15(519) or the Composite Quotations by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest
Determination Date, the CD Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such Interest Determination Date for certificates of deposit in the denomination of $5,000,000 with a remaining maturity closest to the Index Maturity designated in the Pricing Supplement of three leading nonbank dealers in negotiable U.S.
dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money center banks of the highest credit standing in the market for negotiable certificates of deposit; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as set forth above, the CD Rate in effect for the applicable period will be the same as the CD Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the CD Rate Notes for which such CD Rate is being determined shall be the Initial Interest Rate).

  COMMERCIAL PAPER RATE NOTES

    Commercial Paper Rate Notes will bear interest at the interest rate (calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in each Commercial Paper Rate Note and in the applicable Pricing Supplement.

    Unless otherwise specified in the applicable Pricing Supplement, "Commercial Paper Rate" means, with respect to any Interest Determination Date, the Money Market Yield (as defined below) of the rate on such date for commercial paper having the Index Maturity specified in the applicable Pricing Supplement, as such rate shall be published in H.15(519), under the heading "Commercial Paper." In the event that such rate is not published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Commercial Paper Rate shall be the Money Market Yield of the rate on such Interest Determination Date for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet available in either H.15(519) or Composite Quotations, then the Commercial Paper Rate shall be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on such Interest Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper of the specified Index Maturity, placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized rating agency; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by the Calculation Agent are not quoting offered rates as mentioned in this sentence, the Commercial Paper Rate in effect for the applicable period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the Commercial Paper Rate Notes for which such Commercial Paper Rate is being determined shall be the Initial Interest Rate).

    "Money Market Yield" shall be a yield calculated in accordance with the following formula:

                             D X 360
  Money Market Yield  =  --------------     X 100
                          360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

  FEDERAL FUNDS RATE NOTES

    Federal Funds Rate Notes will bear interest at the interest rate (calculated with reference to the Federal Funds Rate and the Spread and/or Spread
Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in each Federal Funds Rate Note and in the applicable Pricing Supplement.

    Unless otherwise specified in the applicable Pricing Supplement, the "Federal Funds Rate" means, with respect to any Interest Determination Date, the rate on such date for Federal funds as published in H.15(519) under the heading "Federal Funds (Effective)," or, if not so published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate will be the rate on such Interest Determination Date published in the Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not yet published in either H.15(519) or the Composite Quotations by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight Federal funds, as of 11:00 a.m., New York City time, on such Interest Determination Date, arranged by three leading brokers of Federal funds transactions in The City of New York selected by the Calculation Agent; PROVIDED, HOWEVER, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as set forth above, the Federal Funds Rate in effect for the applicable period will be the same as the Federal Funds Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the Federal Funds Rate Notes for which such Federal Funds Rate is being determined shall be the Initial Interest Rate).

  LIBOR NOTES

    LIBOR Notes will bear interest at the interest rate (calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in each LIBOR Note and in the applicable Pricing Supplement.

    Unless otherwise specified in the applicable Pricing Supplement, "LIBOR" for each Interest Determination Date will be determined by the Calculation Agent as follows:

        (i) On each Interest Determination Date relating to a LIBOR Note, LIBOR will be (a) where the applicable Pricing Supplement specifies LIBOR-Telerate (as defined below) as the method for determining LIBOR, the rate for deposits in U.S. dollars having the Index Maturity specified in the applicable Pricing Supplement which appears on the Telerate Page 3750 (as defined below) as of 11:00 a.m., London time, on such Interest Determination Date ("LIBOR-Telerate") or (b) where the applicable Pricing Supplement specifies LIBOR-Reuters (as defined below) as the method of determining LIBOR, the arithmetic mean of the offered rates for deposits in U.S. dollars having the Index Maturity specified in the applicable Pricing Supplement which appear on the Reuters Screen LIBO Page (as defined below) as of 11:00 a.m., London time, on such Interest Determination Date, provided that at least two such offered rates appear on the Reuters Screen LIBO Page ("LIBOR-Reuters"); PROVIDED, HOWEVER, that if the method for determining LIBOR with respect to any LIBOR Note is not specified therein or in the applicable Pricing Supplement, "LIBOR" means LIBOR-Telerate.

        (ii) If on any Interest Determination Date, (x) in any case where LIBOR-Telerate applies, the rate for deposits in U.S. dollars having the applicable Index Maturity does not appear on the Telerate Page 3750 as specified in (i)(a) above, or (y) in any case where LIBOR-Reuters applies, fewer than two offered rates for deposits in U.S. dollars having the applicable  Index  Maturity  appear  on  the  Reuters  Screen  LIBO  Page as specified in (i)(b) above, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market selected by the Calculation Agent at approximately 11:00 a.m., London time, on such Interest Determination Date to prime banks in the London interbank market having the Index Maturity specified in the applicable Pricing Supplement and in a principal amount equal to an amount that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, the rate in respect of such Interest Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided, LIBOR in respect of such Interest Determination Date will be the arithmetic mean of the rates quoted by three major banks in The City of New York, selected by the Calculation Agent, at approximately 11:00 a.m., New York City time, on such Interest Determination Date for loans in U.S. dollars to leading European banks, having the Index Maturity specified in the applicable Pricing Supplement and in a principal amount equal to an amount that is representative for a single transaction in such market at such time; PROVIDED, HOWEVER, that if the banks selected as aforesaid by the Calculation Agent are not quoting as described in this sentence, LIBOR for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the LIBOR Notes for which LIBOR is being determined shall be the Initial Interest Rate).

    "Telerate Page 3750" means the display page designated as page 3750 on the Dow Jones Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates).

    "Reuters Screen LIBO Page" means the display page designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates).

  PRIME RATE NOTES

    Prime Rate Notes will bear interest at the interest rate (calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in each Prime Rate Note and in the applicable Pricing Supplement.

    Unless otherwise specified in the applicable Pricing Supplement, "Prime Rate" means, with respect to any Interest Determination Date, the rate published in H.15(519) for such date opposite the caption "Bank Prime Loan." If such rate is not yet published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Prime Rate for such Interest Determination Date will be the arithmetic mean of the rates of interest publicly announced by each bank named on the Reuters Screen USPRIME1 Page (as defined below) as such bank's prime rate or base lending rate as in effect for such Interest Determination Date as quoted on the Reuters Screen USPRIME1 Page on such Interest Determination Date, or, if fewer than four such rates appear on the Reuters Screen USPRIME1 Page for such Interest Determination Date, the rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Interest Determination Date by at least two of the three major money center banks in The City of New York selected by the Calculation Agent from which quotations are requested. If fewer than two quotations are provided, the Prime Rate shall be calculated by the Calculation Agent and shall be determined as the arithmetic mean on the basis of the prime rates in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, in each case having total equity capital of at least U.S. $500 million and being subject to supervision or examination by federal or state authority, selected by the Calculation Agent to quote such rate or rates.

    "Reuters Screen USPRIME1 Page" means the display designated as Page "USPRIME1" on the Reuters Monitor Money Rates Services (or such other page as may replace the USPRIME1 Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

    If in any month or two consecutive months the Prime Rate is not published in H.15(519) and the banks or trust companies selected as aforesaid are not quoting as mentioned in the preceding paragraph, the "Prime Rate" for such Interest Reset Period will be the same as the Prime Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the Prime Rate Notes for which the Prime Rate is being determined shall be the Initial Interest Rate). If this failure continues over three or more consecutive months, the Prime Rate for each succeeding Interest Determination Date until the maturity or redemption or repayment of such Prime Rate Notes or, if earlier, until this failure ceases, shall be LIBOR determined as if such Prime Rate Notes were LIBOR Notes, and the Spread, if any, shall be the number of basis points specified in the applicable Pricing Supplement as the "Alternative Rate Event Spread."

  TREASURY RATE NOTES

    Treasury Rate Notes will bear interest at the interest rate (calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in each Treasury Rate Note and in the applicable Pricing Supplement.

    Unless otherwise specified in the applicable Pricing Supplement, the "Treasury Rate" means, with respect to any Interest Determination Date, the rate for the auction held on such date of direct obligations of the United States ("Treasury Bills") having the Index Maturity designated in the applicable
Pricing Supplement, as published in H.15(519) under the heading "Treasury Bills-auction average (investment)" or, if not so published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the auction average rate on such Interest Determination Date (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury Bills having the Index Maturity designated in the applicable Pricing Supplement are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date or if no such auction is held on such Interest Determination Date, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) calculated using the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity designated in the applicable Pricing Supplement; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by the Calculation Agent are not quoting bid rates as mentioned in this sentence, the Treasury Rate for the applicable period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the Treasury Rate Notes for which the Treasury Rate is being determined shall be the Initial Interest Rate).

  J.J. KENNY RATE NOTES

    J.J Kenny Rate Notes will bear interest at the interest rate (calculated with reference to the J.J. Kenny Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in each J.J. Kenny Rate Note and in the applicable Pricing Supplement.

    Unless otherwise specified in the applicable Pricing Supplement, the "J.J. Kenny Rate" means, with respect to any Interest Determination Date, the rate in the high-grade weekly index (the "Weekly Index") on such date made available by Kenny Information Systems ("Kenny") to the Calculation Agent. The Weekly Index is, and shall be, based upon 30-day yield evaluations at par of bonds, the interest of which is exempt from Federal income taxation under the Internal Revenue Code of 1986, as amended (the "Code"), of not less than five high-grade component issuers selected by Kenny which shall include, without limitation, issuers of general obligation bonds. The specific issuers included among the component issuers may be changed from time to time by Kenny in its discretion. The bonds on which the Weekly Index is based shall not include any bonds on which the interest is subject to a minimum tax or similar tax under the Code, unless all tax-exempt bonds are subject to such tax. In the event Kenny ceases to make available such Weekly Index, a successor indexing agent will be selected by the Calculation Agent, such index to reflect the prevailing rate for bonds rated in the highest short-term rating category by Moody's Investors Service, Inc. and Standard & Poor's Ratings Group in respect of issuers most closely resembling the high-grade component issuers selected by Kenny for its Weekly Index, the interest on which is (A) variable on a weekly basis, (B) exempt from Federal income taxation under the Code and (C) not subject to a minimum tax or similar tax under the Code, unless all tax-exempt bonds are subject to such tax. If such successor indexing agent is not available, the rate for any Interest Determination Date with respect to J.J. Kenny Notes shall be 67% of the rate determined if the Treasury Rate option had been originally selected. The Calculation Agent shall calculate the J.J. Kenny Rate in accordance with the foregoing. At the request of a Holder of a Floating Rate Note bearing interest at the J.J. Kenny Rate, the Calculation Agent will provide such Holder with the interest rate that will become effective as of the next Interest Reset Date.

  11TH DISTRICT COST OF FUNDS RATE NOTES

    11th District Cost of Funds Rate Notes will bear interest at the rates (calculated with reference to the 11th District Cost of Funds Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in each 11th District Cost of Funds Rate Note and in the applicable Pricing Supplement.

    Unless otherwise specified in the applicable Pricing Supplement, "11th District Cost of Funds Rate" means, with respect to any Interest Determination Date, the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which such Interest Determination Date falls, as set forth under the caption "11th District" on Telerate Page 7058 as of 11:00 A.M., San Francisco time, on such Interest Determination Date. If such rate does not appear on Telerate Page 7058 on any related Interest Determination Date, the 11th District Cost of Funds Rate for such Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the 11th Federal Home Loan Bank District that was most recently announced (the "Index") by the FHLB of San Francisco as such cost of funds for the calendar month immediately preceding the date of such announcement. If the FHLB of San Francisco fails to announce such rate for the calendar month immediately preceding such Interest Determination Date, then the 11th District Cost of Funds Rate determined as of such Interest Determination Date will be the 11th District Cost of Funds Rate in effect on such Interest Determination Date.

  CMT RATE NOTES

    CMT Rate Notes will bear interest at the rates (calculated with reference to the CMT Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in each CMT Rate Note and in the applicable Pricing Supplement.

    Unless otherwise specified in the applicable Pricing Supplement, "CMT Rate" means, with respect to any Interest Determination Date, the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption "...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7055, the rate on such Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the week, or the month, as applicable, ended immediately preceding the week in which the related Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published, or if not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for the Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on the Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in the City of New York (which may include an Agent or its affiliates) selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest), and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury Note quotations, the CMT Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on the Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; PROVIDED, HOWEVER, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as described herein, the CMT Rate will be the CMT Rate in effect on such Interest Determination Date. If two Treasury Notes with an original maturity as described in the third preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

    "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page designated in the applicable Pricing Supplement (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)). If no such page is specified in the applicable Pricing Supplement, the Designated CMT Telerate Page shall be 7052, for the most recent week.

    "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable Pricing Supplement with respect to which the CMT Rate will be calculated. If no such maturity is specified in the applicable Pricing Supplement, the Designated CMT Maturity Index shall be 2 years.

INDEXED NOTES

    The Notes may be issued, from time to time, as Notes of which the principal amount payable on a date more than nine months from the date of original issue (the "Stated Maturity") and/or on which the amount of interest payable on an Interest Payment Date and/or any premium payable will be determined by reference to currencies, currency units, commodity prices, financial or non-financial indices or other factors (the "Indexed Notes"), as indicated in the applicable Pricing Supplement. Holders of Indexed Notes may receive a principal amount at maturity that is greater than or less than the face amount of such Notes depending upon the fluctuation of the relative value, rate or price of the specified index. Specific information pertaining to the method for determining the principal amount payable at maturity, a historical comparison of the relative value, rate or price of the specified index and the face amount of the Indexed Note and certain additional United States federal tax considerations will be described in the applicable Pricing Supplement.

EXTENSION OF MATURITY

    The Pricing Supplement relating to each Note (other than an Amortizing Note) will indicate whether the Corporation has the option to extend the maturity of such Note for one or more periods of one or more whole years (each an "Extension Period") up to but not beyond the date (the "Final Maturity Date") set forth in such Pricing Supplement. If the Corporation has such option with respect to any such Note (an "Extendible Note"), the following procedures will apply, unless modified as set forth in the applicable Pricing Supplement.

    The Corporation may exercise such option with respect to an Extendible Note by notifying the Paying Agent of such exercise at least 45 but not more than 60 days prior to the maturity date originally in effect with respect to such Note (the "Original Maturity Date") or, if the maturity date of such Note has already been extended, prior to the maturity date then in effect (an "Extended Maturity Date"). At least 38 days prior to the Original Maturity Date or an Extended Maturity Date, as the case may be (each, a "Maturity Date"), the Paying Agent will mail to the holder of such Note a notice (the "Extension Notice") relating to such Extension Period, by first class mail, postage prepaid, setting forth
(a) the election of the Corporation to extend the maturity of such Note; (b) the new Extended Maturity Date; (c) the interest rate applicable to the Extension Period; and (d) the provisions, if any, for redemption during the Extension Period, including the date or dates on which, the period or periods during which and the price or prices at which such redemption may occur during the Extension Period. Upon the mailing by the Paying Agent of an Extension Notice to the holder of an Extendible Note, the Maturity of such Note shall be extended automatically, and, except as modified by the Extension Notice and as described in the next paragraph, such Note will have the same terms it had prior to the mailing of such Extension Notice.

    Notwithstanding the foregoing, not later than 10:00 a.m., New York City time, on the twentieth calendar day prior to the Maturity Date then in effect for an Extendible Note (or, if such day is not a Business Day, not later than 10:00 a.m., New York City time, on the immediately succeeding Business Day), the Corporation may, at its option, revoke the interest rate provided for in the Extension Notice and establish a higher interest rate for the Extension Period by causing the Paying Agent to send notice of such higher interest rate to the holder of such Note by first class mail, postage prepaid, or by such other means as shall be agreed between the Corporation and the Paying Agent. Such notice shall be irrevocable. All Extendible Notes with respect to which the Maturity Date is extended in accordance with an Extension Notice will bear such higher interest rate for the Extension Period, whether or not tendered for repayment.

    If the Corporation elects to extend the maturity of an Extendible Note, the holder of such Note will have the option to require the Corporation to repay such Note on the Maturity Date then in effect at a price equal to the principal amount thereof plus any accrued and unpaid interest to such date. In order for an Extendible Note to be repaid on such Maturity Date, the holder thereof must follow the procedures set forth below under "Repayment at the Noteholders' Option" for optional repayment, except that the period for delivery of such Note or notification to the Paying Agent shall be at least 25 but not more than 35 days prior to the Maturity Date then in effect and except that a holder who has tendered an Extendible Note for repayment pursuant to an Extension Notice may, by written notice to the Paying Agent, revoke any such tender for repayment until 3:00 p.m., New York City time, on the twentieth calendar day prior to the Maturity Date then in effect (or, if such day is not a Business Day, until 3:00 p.m., New York City time, on the next succeeding Business Day).

RENEWABLE NOTES

    The Pricing Supplement relating to each Note (other than an Amortizing Note) will indicate when such Note will mature unless the term of all or any portion of such Note is renewed in accordance with the procedures described in such Pricing Supplement (if applicable, a "Renewable Note").

BOOK-ENTRY SYSTEM

    Unless otherwise indicated in the applicable Pricing Supplement, upon issuance, all Fixed Rate Book-Entry Notes having the same Issue Date, interest rate, if any, amortization schedule, if any, maturity date and other terms, if any, will be represented by one or more Global Securities, and all Floating Rate Book-Entry Notes having the same Issue Date, Initial Interest Rate, Base Rate, Interest Reset Period, Interest Payment Dates, Index Maturity, Spread and/or Spread Multiplier, if any, Minimum Interest Rate, if any, Maximum Interest Rate, if any, maturity date and other terms, if any, will be represented by one or more Global Securities. Each Global Security representing Book-Entry Notes will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the "Depositary"), and registered in the name of a nominee of the Depositary. Certificated Notes will not be exchangeable for Book-Entry Notes, except under the circumstances described in the Prospectus under "Description of Debt Securities --Global Notes". Book-Entry Notes will not be exchangeable for Certificated Notes and will not otherwise be issuable as Certificated Notes.

    The Depositary has advised the Corporation as follows: The Depositary is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation within the meaning of the New York Uniform Commercial Code," and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities of its participating organizations ("Participants") and to facilitate the clearance and settlement transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and for their representatives) own the Depositary. Access to the Depositary book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

    A further description of the Depositary's procedures with respect to Global Securities representing Book-Entry Notes is set forth in the accompanying Prospectus under "Description of Debt Securities -- Global Notes."

OPTIONAL REDEMPTION

    Unless otherwise indicated in the applicable Pricing Supplement, Notes may not be redeemed by the Corporation prior to maturity. If so specified in the applicable Pricing Supplement, the Notes will be redeemable prior to maturity at the option of the Corporation on the terms specified therein. Unless otherwise indicated in the applicable Pricing Supplement, notice of redemption will be provided by mailing a notice of such redemption to each holder by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to the respective address of each holder as that address appears upon the books maintained by the Paying Agent.

REPAYMENT AT THE NOTEHOLDERS' OPTION

    Unless otherwise indicated in the applicable Pricing Supplement, Notes may not be redeemed at the option of the holders thereof prior to maturity. If so specified in the applicable Pricing Supplement, a Note will be repayable at the option of the holder on a date or dates specified prior to its maturity date and, unless otherwise specified in such Pricing Supplement, at a price equal to 100% of the principal amount thereof, together with accrued interest to the date of repayment, unless such Notes were issued with original issue discount, in which case the Pricing Supplement will specify the amount payable upon such repayment.

    Unless otherwise indicated in the applicable Pricing Supplement, in order for such a Note to be repaid, the Paying Agent must receive at least 15 days but not more than 30 days prior to the repayment date (i) the Note with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed or (ii) a telegram, facsimile transmission or a letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc. (the "NASD") or a commercial bank or trust company in the United States setting forth the name of the holder of the Note, the principal amount of the Note, the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of the Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note to be repaid, together with the duly completed form entitled "Option to Elect Repayment" on the reverse of the Note, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, facsimile transmission or letter, PROVIDED HOWEVER, that such telegram, facsimile transmission or letter shall only be effective if such Note and form duly completed are received by the Paying Agent by such fifth Business Day. Except in the case of Extendible Notes, and unless otherwise specified in the applicable Pricing Supplement, exercise of the repayment option by the holder of a Note will be irrevocable. The repayment option may be exercised by the holder of a Note for less than the entire principal amount of the Note but, in that event, the principal amount of the Note remaining outstanding after repayment must be an authorized denomination.

    If a Note is represented by a Global Security, the Depositary's nominee will be the holder of such Note and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the Depositary's nominee will timely exercise a right to repayment with respect to a particular Note, the beneficial owner of such Note must instruct the broker or other direct or indirect participant through which it holds an interest in such Note to notify the Depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary.

REPURCHASE

    The Corporation may purchase Notes at any price in the open market or otherwise. Notes so purchased by the Corporation may, at the discretion of the Corporation, be held or resold or surrendered to the relevant Trustee for cancellation.

                             FOREIGN CURRENCY RISKS

EXCHANGE RATES AND EXCHANGE CONTROLS

    Any investment in Notes that are denominated in, or the payment of which is related to the value of, a Specified Currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and the various foreign currencies (or composite currencies) and the possibility of the imposition or modification of exchange controls by either the U.S. or foreign governments. Such risks generally depend on economic and political events over which the Corporation has no control. In recent years, rates of exchange between U.S. dollars and certain foreign currencies have been highly volatile and such volatility may be expected to continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in such rate that may occur during the term of any Note. Depreciation against the U.S. dollar of the currency in which a Note is payable would result in a decrease in the effective yield of such Note below its coupon rate and, in certain circumstances, could result in a loss to the investor on a U.S. dollar basis. In addition, depending on the specific terms of a Note denominated in a Specified Currency, changes in exchange rates relating to any of the currencies involved may result in a decrease in its effective yield and, in certain circumstances, could result in a loss of all or a substantial portion of the principal of a Note to the investor.

    THIS PROSPECTUS SUPPLEMENT, THE ATTACHED PROSPECTUS AND ANY PRICING SUPPLEMENT DO NOT DESCRIBE ALL THE RISKS OF AN INVESTMENT IN NOTES DENOMINATED IN, OR THE PAYMENT OF WHICH IS RELATED TO THE VALUE OF, A FOREIGN CURRENCY OR A COMPOSITE CURRENCY AND THE CORPORATION DISCLAIMS ANY RESPONSIBILITY TO ADVISE PROSPECTIVE PURCHASERS OF SUCH RISKS AS THEY EXIST AT THE DATE OF THIS PROSPECTUS SUPPLEMENT, THE ATTACHED PROSPECTUS AND ANY PRICING SUPPLEMENT OR AS SUCH RISKS MAY CHANGE FROM TIME TO TIME. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN NOTES DENOMINATED IN, OR THE PAYMENT OF WHICH IS RELATED TO THE VALUE OF, SPECIFIED CURRENCIES OTHER THAN U.S. DOLLARS. SUCH NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR INVESTORS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

    The information set forth in this Prospectus Supplement is directed to prospective purchasers who are United States residents, and the Corporation disclaims any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal of, premium, if any, and interest on the Notes. Such persons should consult their own counsel with regard to such matters.

    Governments have imposed from time to time, and may in the future impose, exchange controls which could affect exchange rates as well as the availability of a specified foreign currency at the time of payment of principal of, premium, if any, or interest on a Note. Even if there are no actual exchange controls, it is possible that the Specified Currency for any particular Note not denominated in U.S. dollars would not be available when payments on such Note are due. In that event, the Corporation would make required payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment, or if such rate of exchange is not then available, on the basis of the Market Exchange Rate as of the most recent practicable date. See "Description of Notes -- Payment Currency."

    With respect to any Note denominated in, or the payment of which is related to the value of, a foreign currency or currency unit, the applicable Pricing Supplement will include information with respect to applicable current exchange controls, if any, and historic exchange rate information on such currency or currency unit. The information contained therein shall not constitute a part of this Prospectus Supplement and is furnished as a matter of information only and should not be regarded as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

GOVERNING LAW AND JUDGMENTS

    The Notes will be governed by and construed in accordance with the laws of the State of New York. In the event an action based on Notes denominated in a Specified Currency other than U.S. dollars were commenced in a Federal or State court in the United States, it is likely that such court would grant judgment relating to the Notes only in U.S. dollars. The date used to determine the rate of conversion of a Specified Currency into U.S. dollars will depend upon various factors, including which court renders the judgment. In the event of an action based on Notes denominated in a Specified Currency other than U.S. dollars in a state court in the State of New York, such court would be required to render such judgment in the Specified Currency in which the Note is denominated, and such judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment.

                         CERTAIN UNITED STATES FEDERAL
                            INCOME TAX CONSEQUENCES

    The following summary describes certain United States federal income tax consequences of the ownership of Notes as of the date hereof. Except where noted, it deals only with Notes held as capital assets by United States Holders and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, life insurance companies, persons holding Notes as a part of a hedging or conversion transaction or a straddle or United States Holders whose "functional currency" is not the U.S. dollar. Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in federal income tax consequences different from those discussed below. Any special United States federal income tax considerations relevant to a particular issue of the Notes will be provided in the applicable Pricing Supplement. PERSONS CONSIDERING THE PURCHASE, OWNERSHIP OR DISPOSITION OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL INCOME TAX CONSEQUENCES IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

PAYMENTS OF INTEREST

    Except as set forth below, interest on a Note will generally be taxable to a United States Holder as ordinary income from domestic sources at the time it is paid or accrued in accordance with the United States Holder's method of accounting for tax purposes. As used herein, a "United States Holder" of a Note means a holder that is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source. A "Non-United States Holder" is a holder that is not a United States Holder.

ORIGINAL ISSUE DISCOUNT

    United States Holders of Notes issued with original issue discount ("OID") will be subject to special tax accounting rules, as described in greater detail below. United States Holders of such Notes should be aware that they generally must include OID in gross income in advance of the receipt of cash attributable to that income. However, United States Holders of such Notes generally will not be required to include separately in income cash payments received on the Notes, even if denominated as interest, to the extent such payments do not constitute qualified stated interest (as defined below). Notes issued with OID will be referred to as "Original Issue Discount Notes" or "Discount Securities." Notice will be given in the applicable Pricing Supplement when the Company determines that a particular Note will be an Original Issue Discount Note.

    This summary is based upon final Treasury regulations addressing debt instruments issued with OID (the "OID Regulations"). Additional rules applicable to Original Issue Discount Notes which are denominated in or determined by reference to a Specified Currency other than the U.S. dollar are described under "Foreign Currency Notes" below. The following discussion does not address Notes providing for contingent payments other than Notes that bear qualified stated interest.

    A Note with an "issue price" that is less than its stated redemption price at maturity (the sum of all payments to be made on the Note other than "qualified stated interest") will be issued with original issue discount if such difference is at least 0.25 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity or, in the case of an Amortizing Note, the weighted average maturity. The "issue price" of each Note in a particular offering will be the first price at which a substantial amount of that particular offering is sold (other than to an underwriter, placement agent or wholesaler). The term "qualified stated interest" means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate or, subject to certain conditions, based on one or more interest indices. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Notice will be given in the applicable Pricing Supplement when the Company determines that a particular Note will bear interest that is not qualified stated interest.

    In the case of a Note issued with de minimis OID (i.e., discount that is not OID because it is less than 0.25 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity), the United States Holder generally must include such de minimis OID in income as principal payments on the Notes are made in proportion to the stated principal amount of the Notes. Any amount of de minimis OID that has been included in income shall be treated as capital gain.

    Certain of the Notes may be redeemed prior to their Stated Maturity at the option of the Company and/or at the option of the holder. Original Issue Discount Notes containing such features may be subject to rules that differ from the general rules discussed herein. Persons considering the purchase of Original Issue Discount Notes with such features should carefully examine the applicable Pricing Supplement and should consult their own tax advisors with respect to such features since the tax consequences with respect to OID will depend, in part, on the particular terms and features of the Notes.

    United States Holders of Original Issue Discount Notes with a maturity upon issuance of more than one year must, in general, include OID in income in advance of the receipt of some or all of the related cash payments. The amount of OID includable in income by the initial United States Holder of an Original Issue Discount Note is the sum of the "daily portions" of OID with respect to the Note for each day during the taxable year or portion of the taxable year in which such United States Holder held such Note ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. The "accrual period" for an Original Issue Discount Note may be of any length and may vary in length over the term of the Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period is an amount equal to the excess, if any, of (a) the product of the Note's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over
(b) the sum of any qualified stated interest allocable to the accrual period. OID allocable to a final accrual period is the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The "adjusted issue price" of a Note at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period (determined without regard to the amortization of any acquisition or bond premium, as described below) and reduced by any payments made on such Note (other than qualified stated interest) on or before the first day of the accrual period. Under these rules, a United States Holder will have to include in income increasingly greater amounts of OID in successive accrual periods. The Company is required to provide information returns stating the amount of OID accrued on Notes held of record by persons other than corporations and other exempt holders.

    In the case of an Original Issue Discount Note that is a Floating Rate Note, both the "yield to maturity" and "qualified stated interest" will be determined solely for purposes of calculating the accrual of OID as though the Note will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the Note on its date of issue or, in the case of certain Floating Rate Notes, the rate that reflects the yield to maturity that is reasonably expected for the Note. Additional rules may apply if interest on a Floating Rate Note is based on more than one interest index. Persons considering the purchase of Floating Rate Notes should carefully examine the applicable Pricing Supplement and should consult their own tax advisors regarding the U.S. federal income tax consequences of the holding and disposition of such Notes.

    United States Holders may elect to treat all interest on any Note as OID and calculate the amount includable in gross income under the constant yield method described above. For the purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. The election is to be made for the taxable year in which the United States Holder acquired the Note, and may not be revoked without the consent of the Internal Revenue Service (the "IRS"). UNITED STATES HOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS ABOUT THIS ELECTION.

SHORT-TERM NOTES

    In the case of Original Issue Discount Notes having a term of one year or less ("Short-Term Notes"), under the OID Regulations all payments (including all stated interest) will be included in the stated redemption price at maturity and, thus, United States Holders will generally be taxable on the discount in lieu of stated interest. The discount will be equal to the excess of the stated redemption price at maturity over the issue price of a Short-Term Note, unless the United States Holder elects to compute this discount using tax basis instead of issue price. In general, individuals and certain other cash method United States Holders of a Short-Term Note are not required to include accrued discount in their income currently unless they elect to do so. United States Holders that report income for federal income tax purposes on the accrual method and certain other United States Holders are required to accrue discount on such Short-Term Notes (as ordinary income) on a straight-line basis, unless an election is made to accrue the discount according to a constant yield method based on daily compounding. In the case of a United States Holder that is not required, and does not elect, to include discount in income currently, any gain realized on the sale, exchange or retirement of the Short-Term Note will be ordinary income to the extent of the discount accrued through the date of sale, exchange or retirement. In addition, a United States Holder that does not elect to currently include accrued discount in income may be required to defer deductions for a portion of the United States Holder's interest expense with respect to any indebtedness incurred or continued to purchase or carry such Notes.

MARKET DISCOUNT

    If a United States Holder purchases a Note (other than an Original Issue Discount Note) for an amount that is less than its stated redemption price at maturity or, in the case of an Original Issue Discount Note, its adjusted issue price, the amount of the difference will be treated as "market discount" for federal income tax purposes, unless such difference is less than a specified de minimis amount. Under the market discount rules, a United States Holder will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such Note at the time of such payment or disposition. In addition, the United States Holder may be required to defer, until the maturity of the Note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Note.

    Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless the United States Holder elects to accrue on a constant interest method. A United States Holder of a Note may elect to include market discount in income currently as it accrues (on either a ratable or constant interest method), in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

ACQUISITION PREMIUM; AMORTIZABLE BOND PREMIUM

    A United States Holder that purchases a Note for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the Note after the purchase date other than payments of qualified stated interest will be considered to have purchased such Note at an "acquisition premium." Under the acquisition premium rules, the amount of OID which such holder must include in its gross income with respect to such Note for any taxable year will be reduced by the portion of such acquisition premium properly allocable to such year.

    A United States Holder that purchases a Note for an amount in excess of the sum of all amounts payable on the Note after the purchase date other than qualified stated interest will be considered to have purchased the Note at a "premium" and will not be required to include any OID in income. A United States Holder generally may elect to amortize the premium over the remaining term of the Note on a constant yield method. The amount amortized in any year will be treated as a reduction of the United States Holder's interest income from the Note. Bond premium on a Note held by a United States Holder that does not make such an election will decrease the gain or increase the loss otherwise recognized on disposition of the Note. The election to amortize premium on a constant yield method once made applies to all debt obligations held or subsequently acquired by the electing United States Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

SALE, EXCHANGE AND RETIREMENT OF NOTES

    A United States Holder's tax basis in a Note will, in general, be the United States Holder's cost therefor, increased by OID, market discount or any discount with respect to a Short-Term Note previously included in income by the United States Holder and reduced by any amortized premium and any cash payments on the Note other than qualified stated interest. Upon the sale, exchange or retirement of a Note, a United States Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange or retirement (less any accrued qualified stated interest, which will be taxable as such) and the adjusted tax basis of the Note. Except as described above with respect to certain Short-Term Notes, with respect to gain or loss attributable to changes in exchange rates as described below with respect to certain Foreign Currency Notes or with respect to market discount, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the Note has been held for more than one year. Under current law, net capital gains of individuals are, under certain circumstances, taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.

EXTENDIBLE NOTES AND RENEWABLE NOTES

    If so specified in an applicable Pricing Supplement relating to a Note, the Company or a holder may have the option to extend the maturity of a Note. See "Description of Notes -- Renewable Notes" and "Description of Notes -- Extension of Maturity." The treatment of a United States Holder of Notes with respect to which such an option has been exercised is unclear and will depend, in part, on the terms established for such Notes by the Company pursuant to the exercise of such option (the "Revised Terms"). Such United States Holder may be treated for federal income tax purposes as having exchanged such Notes (the "Old Notes") for new Notes with Revised Terms (the "New Notes"). If the exercise of the option by the Company is not treated as an exchange of Old Notes for New Notes, no gain or loss will be recognized by a United States Holder as a result thereof. If the exercise of the option is treated as a taxable exchange of Old Notes for New Notes, a United States Holder would recognize gain or loss equal to the difference between the issue price of the New Notes and the holder's tax basis in the Old Notes.

    The presence of such options may also affect the calculation of OID, among other things. The OID Regulations provide that, solely for purposes of the accrual of OID, an issuer of a debt instrument having an option or combination of options to extend the term of the debt instrument will be presumed to exercise such option or options in a manner that minimizes the yield on the debt instrument. Conversely, a holder having a put option, an option to extend the term of the debt or a combination of such options will be presumed to exercise such option or options in a manner that maximizes the yield on the debt instrument. If the exercise of such option or options actually occurs or does not occur, contrary to the presumption made under the OID Regulations (a "change in circumstances"), then, solely for purposes of the accrual of OID, the debt instrument is treated as reissued on the date of the change in circumstances for an amount equal to its adjusted issue price on that date. Persons considering the purchase of Extendible Notes or Renewable Notes should carefully examine the applicable Pricing Supplement and should consult their own tax advisors regarding the U.S. federal income tax consequences of the holding and disposition of such Notes.

FOREIGN CURRENCY NOTES

    The following is a summary of the principal United States federal income tax consequences to a United States Holder of the ownership of a Note denominated in a Specified Currency other than the U.S. dollar (a "Foreign Currency Note"). If interest payments are made in a Foreign Currency to a United States Holder that is not required to accrue such interest prior to its receipt, such holder will be required to include in income the U.S. dollar value of the amount received (determined by translating the Foreign Currency received at the "spot rate" for such Foreign Currency on the date such payment is received), regardless of whether the payment is in fact converted into U.S. dollars. No exchange gain or loss is recognized with respect to the receipt of such payment.

    A United States Holder that is required to accrue interest on a Foreign Currency Note prior to receipt of such interest will be required to include in income for each taxable year the U.S. dollar value of the interest that has accrued during such year, determined by translating such interest at the average rate of exchange for the period or periods during which such interest accrued. The average rate of exchange for an interest accrual period is the simple average of the exchange rates for each business day of such period (or such other average that is reasonably derived and consistently applied by the holder). An accrual basis holder may elect to translate interest income at the spot rate on the last day of the accrual period (or last day of the taxable year in the case of an accrual period that straddles the holder's taxable year) or on the date the interest payment is received if such date is within five days of the end of the accrual period. Upon receipt of an interest payment on such Note, such holder will recognize ordinary income or loss in an amount equal to the difference between the U.S. dollar value of such payment (determined by translating any Foreign Currency received at the "spot rate" for such Foreign Currency on the date received) and the U.S. dollar value of the interest income that such holder has previously included in income with respect to such payment.

    OID on a Note that is also a Foreign Currency Note will be determined for any accrual period in the applicable Foreign Currency and then translated into U.S. dollars in the same manner as interest income accrued by a holder on the accrual basis, as described above. Likewise, a United States Holder will recognize exchange gain or loss when the OID is paid to the extent of the difference between the U.S. dollar value of the accrued OID (determined in the same manner as for accrued interest) and the U.S. dollar value of such payment (determined by translating any Foreign Currency received at the spot rate for such Foreign Currency on the date of payment). For this purpose, all receipts on a Note will be viewed first as the receipt of any stated interest payments called for under the terms of the Note, second as receipts of previously accrued OID (to the extent thereof), with payments considered made for the earliest accrual periods first, and thereafter as the receipt of principal.

    The amount of market discount on Foreign Currency Notes includable in income will generally be determined by translating the market discount determined in the Foreign Currency into U.S. dollars at the spot rate on the date the Foreign Currency Note is retired or otherwise disposed of. If the United States Holder has elected to accrue market discount currently, then the amount which accrues is determined in the Foreign Currency and then translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period. A United States Holder will recognize exchange gain or loss with respect to market discount which is accrued currently using the approach applicable to the accrual of interest income as described above.

    Bond premium on a Foreign Currency Note will be computed in the applicable Foreign Currency. With respect to a United States Holder that elects to amortize the premium, the amortizable bond premium will reduce interest income in the applicable Foreign Currency. At the time bond premium is amortized, exchange gain or loss (which is generally ordinary income or loss) will be realized based on the difference between spot rates at such time and at the time of acquisition of the Foreign Currency Note. A United States Holder that does not elect to amortize bond premium will translate the bond premium, computed in the applicable Foreign Currency, into U.S. dollars at the spot rate on the maturity date and such bond premium will constitute a capital loss which may be offset or eliminated by exchange gain.

    A United States Holder's tax basis in a Foreign Currency Note will be the U.S. dollar value of the Foreign Currency amount paid for such Foreign Currency Note determined at the time of such purchase. A United States Holder that purchases a Note with previously owned Foreign Currency will recognize exchange gain or loss at the time of purchase attributable to the difference at the time of purchase, if any, between his tax basis in such Foreign Currency and the fair market value of the Note in U.S. dollars on the date of purchase. Such gain or loss will be ordinary income or loss.

    For purposes of determining the amount of any gain or loss recognized by a United States Holder on the sale, exchange or retirement of a Foreign Currency Note, the amount realized upon such sale, exchange or retirement will be the U.S. dollar value of the amount realized in Foreign Currency (other than amounts attributable to accrued but unpaid interest not previously included in the holder's income), determined at the time of the sale, exchange or retirement.

    A United States Holder will recognize exchange gain or loss attributable to the movement in exchange rates between the time of purchase and the time of disposition (including the sale, exchange or retirement) of a Foreign Currency Note. Such gain or loss will be treated as ordinary income or loss. The realization of such gain or loss will be limited to the amount of overall gain or loss realized on the disposition of a Foreign Currency Note. Under proposed Treasury Regulations issued on March 17, 1992, if a Foreign Currency Note is denominated in one of certain hyperinflationary currencies, generally (i) exchange gain or loss would be realized with respect to movements in the exchange rate between the beginning and end of each taxable year (or such shorter period) that such Note was held and (ii) such exchange gain or loss would be treated as an addition or offset, respectively, to the accrued interest income on (and an adjustment to the holder's tax basis in) the Foreign Currency Note.

    A United States Holder's tax basis in Foreign Currency received as interest on (or OID with respect to), or received on the sale or retirement of, a Foreign Currency Note will be the U.S. dollar value thereof at the spot rate at the time the holder received such Foreign Currency. Any gain or loss recognized by a United States Holder on a sale, exchange or other disposition of Foreign Currency will be ordinary income or loss and will not be treated as interest income or expense, except to the extent provided in Treasury Regulations or administrative pronouncements of the IRS.

INDEXED NOTES

    The tax treatment of a United States Holder of an Indexed Note will depend on factors including the specific index or indices used to determine indexed payments on the Note and the amount and timing of any noncontingent payments of principal and interest. Persons considering the purchase of Indexed Notes should carefully examine the applicable Pricing Supplement and should consult their own tax advisors regarding the U.S. federal income tax consequences of the holding and disposition of such Notes.

NON-UNITED STATES HOLDERS

    Under present United States federal income and estate tax law, and subject to the discussion below concerning backup withholding:

        (a) no withholding of United States federal income tax will be required with respect to the payment by the Company or any Paying Agent of principal or interest (which for purposes of this discussion includes OID) on a Note owned by a Non-United States Holder, provided (i) that the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of section 871(h)(3) of the Code and the regulations thereunder, (ii) the beneficial owner is not a controlled foreign corporation that is related to the Company through stock ownership, (iii) the beneficial owner is not a bank whose receipt of interest on a Note is described in section 881(c)(3)(A) of the Code and (iv) the beneficial owner satisfies the statement requirement (described generally below) set forth in section 871(h) and section 881(c) of the Code and the regulations thereunder;

        (b) no withholding of United States federal income tax will be required with respect to any gain or income realized by a Non-United States Holder upon the sale, exchange or retirement of a Note; and

        (c) a Note beneficially owned by an individual who at the time of death is a Non-United States Holder will not be subject to United States federal estate tax as a result of such individual's death, provided that such individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the company entitled to vote within the meaning of section 871(h)(3) of the Code and provided that the interest payments with respect to such Note would not have been, if received at the time of such individual's death, effectively connected with the conduct of a United States trade or business by such individual.

    To satisfy the requirement referred to in (a)(iv) above, the beneficial owner of such Note, or a financial institution holding the Note on behalf of such owner, must provide, in accordance with specified procedures, a paying agent of the Company with a statement to the effect that the beneficial owner is not a U.S. person, citizen or resident. Pursuant to current temporary Treasury regulations, these requirements will be met if (1) the beneficial owner provides his name and address, and certifies, under penalties of perjury, that he is not a U.S. person, citizen or resident (which certification may be made on an Internal Revenue Service Form W-8 (or successor form) or (2) a financial institution holding the Note on behalf of the beneficial owner certifies, under penalties of perjury, that such statement has been received by it and furnishes a paying agent with a copy thereof.

    If a Non-United States Holder cannot satisfy the requirements of the "portfolio interest" exception described in (a) above, payments of premium, if any, and interest (including OID) made to such Non-United States Holder will be subject to a 30% withholding tax unless the beneficial owner of the Note provides the Company or its paying agent, as the case may be, with a properly executed (1) Internal Revenue Service Form 1001 (or successor form) claiming an exemption from withholding under the benefit of a tax treaty or (2) Internal Revenue Service Form 4224 (or successor form) stating that interest paid on the
Note is not subject to withholding tax because it is effectively connected with the beneficial owner's conduct of a trade or business in the United States.

    If a Non-United States Holder is engaged in a trade or business in the United States and premium, if any, or interest (including OID) on the Note is effectively connected with the conduct of such trade or business, the Non-United States Holder, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on such interest and OID on a net income basis in the same manner as if it were a United States Holder. In addition, if such holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, such premium, if any, and interest (including OID) on a Note will be included in such foreign corporation's earnings and profits.

    Any gain or income realized upon the sale, exchange or retirement of a Note generally will not be subject to United States federal income tax unless (i) such gain or income is effectively connected with a trade or business in the United States of the Non-United States Holder, or (ii) in the case of a Non-United States Holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of such sale, exchange or retirement, and certain other conditions are met.

BACKUP WITHHOLDING AND INFORMATION REPORTING

    In general, information reporting requirements will apply to certain payments of principal, interest, OID and premium paid on Notes and to the proceeds of sale of a Note made to United States Holders other than certain exempt recipients (such as corporations). A 31% backup withholding tax will apply to such payments if the United States Holder fails to provide a taxpayer identification number or certification of foreign or other exempt status or fails to report in full dividend and interest income.

    No information reporting or backup withholding will be required with respect to payments made by the Company or any paying agent to Non-United States Holders if a statement described in (a)(iv) under "Non-United States Holders" has been received and the payor does not have actual knowledge that the beneficial owner is a United States person.

    In addition, backup withholding and information reporting will not apply if payments of the principal, interest, OID or premium on a Note are paid or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of the beneficial owner of such Note, or if a foreign office of a broker (as defined in applicable Treasury regulations) pays the proceeds of the sale of a Note to the owner thereof. If, however, such nominee, custodian, agent or broker is, for United States federal income tax purposes, a U.S. person, a controlled foreign corporation or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, such payments will not be subject to backup withholding but will be subject to information reporting, unless (1) such custodian, nominee, agent or broker has documentary evidence in its records that the beneficial owner is not a U.S. person and certain other conditions are met or (2) the beneficial owner otherwise establishes an exemption. Temporary Treasury regulations provide that the Treasury is considering whether backup withholding will apply with respect to such payments of principal, interest or the proceeds of a sale that are not subject to backup withholding under the current regulations.

    Payments of principal, interest, OID and premium on a Note paid to the beneficial owner of a Note by a United States office of a custodian, nominee or agent, or the payment by the United States office of a broker of the proceeds of sale of a Note, will be subject to both backup withholding and information reporting unless the beneficial owner provides the statement referred to in
(a)(iv) above and the payor does not have actual knowledge that the beneficial owner is a United states person or otherwise establishes an exemption.

    Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such holder's U.S. federal income tax liability provided the required information is furnished to the IRS.

                              PLAN OF DISTRIBUTION

    The Notes are being offered on a continuing basis by the Corporation through the Agents, who have agreed to use reasonable efforts to solicit offers to purchase Notes. The Corporation will have the sole right to accept offers to purchase Notes and may reject any offer to purchase Notes in whole or in part. An Agent will have the right to reject any offer to purchase Notes solicited by it in whole or in part. Payment of the purchase price of the Notes will be required to be made in immediately available funds. The Corporation will pay an Agent, in connection with sales of Notes resulting from a solicitation made or an offer to purchase received by such Agent, a commission ranging from .125% to
 .750% of the principal amount of Notes to be sold (or, with respect to Notes with maturities of greater than 30 years, such commission as shall be negotiated between the Corporation and the related Agent at the time the Corporation issues such Notes). The Corporation also reserves the right to sell Notes directly to investors on its behalf in those jurisdictions where it is authorized to do so. In addition, the Corporation reserves the right to (i) solicit and accept offers to purchase Notes through additional agents and may appoint additional agents
for   the   purpose    of   soliciting    offers   to    purchase   Notes,    in
either case upon prior notice to, and with the prior consent of, each existing Agent and on substantially the same terms and conditions (including commission rates) applicable to the Agents and thereafter, the term Agent shall also refer to such additional agent or agents or (ii) accept a specific offer to purchase Notes solicited by an agent other than the Agents (without obtaining the prior consent of the Agents) on substantially the same terms and conditions (including commission rates) applicable to the Agents.

    The Corporation may also sell Notes to an Agent as principal for its own account at discounts to be agreed upon at the time of sale. Such Notes may be resold to investors and other purchasers at prevailing market prices, or prices related thereto at the time of such resale or otherwise, as determined by the Agent. In addition, the Agents may offer the Notes they have purchased as principal to other dealers. The Agents may sell Notes to any dealer at a discount and, unless otherwise specified in the applicable Pricing Supplement, such discount allowed to any dealer will not be in excess of the discount to be received by such Agent from the Corporation. After the initial public offering of Notes to be resold to investors and other purchasers on a fixed public offering price basis, the public offering price, concession and discount may be changed.

    An Agent may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). The Corporation and the Agents have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments made in respect thereof. The Corporation has also agreed to reimburse the Agents for certain expenses, including the fees and expenses of counsel.

    The Corporation does not intend to apply for the listing of the Notes on a national securities exchange, but has been advised by the Agents that the Agents intend to make a market in the Notes, as permitted by applicable laws and regulations. The Agents are not obligated to do so, however, and the Agents may discontinue making a market at any time without notice. No assurance can be given as to the liquidity of any trading market for the Notes.

    Concurrently with the offering of Notes through the Agents as described herein, the Corporation may issue other Securities as described in the accompanying Prospectus.

    In the ordinary course of their respective businesses, certain of the Agents and their affiliates have engaged, and may in the future engage, in investment banking and commercial banking transactions with the Corporation and certain of its affiliates.

                             VALIDITY OF THE NOTES

    The validity of the Notes will be passed upon for the Corporation by Mahoney Adams & Criser, P.A. (a professional corporation), Jacksonville, Florida, counsel for the Corporation, and for the Agents by Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York. Mahoney Adams & Criser, P.A. will rely as to all matters of New York law upon the opinion of Simpson Thacher & Bartlett. Simpson Thacher & Bartlett will rely as to all matters of Florida law upon the opinion of Mahoney Adams & Criser, P.A.

    The opinions of Mahoney Adams & Criser, P.A. and Simpson Thacher & Bartlett will be conditioned upon, and subject to certain assumptions regarding, future action required to be taken by the Corporation and the Senior Trustee and Subordinated Trustee in connection with the issuance and sale of any particular Note, the specific terms of Notes and other matters which may affect the validity of Notes but which cannot be ascertained on the date of such opinions. Marshall M. Criser, a director of the Corporation, is a member of the firm of Mahoney Adams & Criser, P.A.

PROSPECTUS
                              BARNETT BANKS, INC.
                                DEBT SECURITIES
                                  COMMON STOCK
                                PREFERRED STOCK

    Barnett Banks, Inc. (the "Corporation"), a Florida corporation, from time to time may issue, in one or more series, its notes, debentures or other unsecured evidences of indebtedness (the "Debt Securities"),may issue its Common Stock, $2.00 par value (the "Common Stock"), and may issue, in one or more series, its Preferred Stock, $.10 par value (the "Preferred Stock"), on terms to be determined at the time of sale, all having an aggregate initial offering price not to exceed $1,371,400,000, or the equivalent thereof in one or more foreign currencies, including composite currencies such as the European Currency Unit ("ECU"). The Debt Securities may be either senior in priority of payment (the "Senior Securities") or subordinated in priority of payment (the "Subordinated Securities"). The Debt Securities, the Common Stock and the Preferred Stock (together, the "Securities") may be offered, separately or together, as separate series in amounts, at prices and on terms to be set forth in supplements to this Prospectus (a "Prospectus Supplement").

    If Debt Securities are offered, the terms of the Debt Securities, including, when applicable, the specific designation; priority; aggregate principal amount; denominations and currency or currency unit for which the Debt Securities may be purchased; the currency or currency rate in which the principal and any interest is payable; maturity; interest rate (or method of calculation); time of payment of interest; any terms for redemption at the option of the Corporation or the holder, or terms for conversion into shares of the Common Stock; terms for sinking fund payments; stock exchange listing; and other terms in connection with the offering and sale of the Debt Securities in respect of which this Prospectus is being delivered, will be set forth in the accompanying Prospectus Supplement. The Debt Securities may be issued in registered or bearer form. In addition, all or a portion of the Debt Securities of a series may be issuable in temporary or permanent global form.

    If Preferred Stock is issued, the terms of the Preferred Stock, including, when applicable, the specific number of shares; title; issuance price; dividend rate (or method of calculation); dividend payment dates; voting and other rights; redemption or sinking fund provisions; conversion rights; and other specific terms of the series of Preferred Stock in respect of which this Prospectus is being delivered will be set forth in the accompanying Prospectus Supplement.

    If Common Stock is issued, the number of shares, the issuance price and the other terms of the offering thereof will be set forth in the accompanying Prospectus Supplement.

    The Securities may be sold to underwriters for public offering pursuant to terms of offering fixed at the time of sale. In addition, the Securities may be sold by the Corporation directly or through agents designated from time to time. See "Plan of Distribution." The Prospectus Supplement will also set forth, with respect to the sale of the Securities in respect of which this Prospectus is being delivered, the names of such underwriters, agents or dealers, if any, the terms of the offering and any applicable commissions or discounts, and the net proceeds to the Corporation from such sale. Any underwriters, dealers or agents participating in the offering may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act").
                            ------------------------

THE SECURITIES WILL BE UNSECURED OBLIGATIONS OF THE CORPORATION AND WILL NOT BE OBLIGATIONS OF A BANK, ARE NOT DEPOSITS AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR BY ANY OTHER GOVERNMENT AGENCY.
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES  AND
   EXCHANGE  COMMISSION  OR ANY  STATE SECURITIES  COMMISSION NOR  HAS THE
      SECURITIES  AND  EXCHANGE  COMMISSION  OR  ANY  STATE   SECURITIES
        COMMISSION  PASSED UPON  THE ACCURACY  OR ADEQUACY  OF THIS
             PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                                        CRIMINAL OFFENSE.
                            ------------------------

                 THE DATE OF THIS PROSPECTUS IS MARCH 7, 1996.

                             AVAILABLE INFORMATION

    The Corporation is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the Commission's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the public reference facilities in the Commission's regional offices located at: Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, New York, New York 10048. Copies of such materials can be obtained at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Certain of the Corporation's securities are listed on the New York Stock Exchange, Inc. ("NYSE"), and reports, proxy statements and other information concerning the Corporation may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

    The Corporation has filed with the Commission a Registration Statement on Form S-3 (together with any amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the Securities. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Such additional information may be obtained from the public reference room of the Commission, 450 Fifth Street, N.W., in Washington, D.C. 20549. Statements contained in this Prospectus or in any document incorporated by reference in this Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    The following documents filed with the Commission by the Corporation are incorporated, as of their respective filing dates, by reference in this Prospectus.

    (a)the Corporation's Annual Report on Form 10-K for the year ended December 31, 1995, as amended by the Corporation's Annual Report on Form 10-K/A filed on February 14, 1996;

    (b)the Corporation's Current Report on Form 8-K filed on February 6, 1996;

    (c)the Corporation's Current Report on Form 8-K filed on February 29, 1996;

    (d)the Corporation's Current Report on Form 8-K filed on March 5, 1996;

    (e)the description of the Corporation's Common Stock contained in its Registration Statement on Form 8-A, filed with the Commission on December 12, 1979; and

    (f)the description of the Corporation's Junior Participating Preferred Stock Purchase Rights, as amended, contained in its Registration Statement on Form 8-A, filed with the Commission on July 12, 1990.

    All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated herein by reference and to be a part hereof from the filing date of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

    THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROSPECTUS IS DELIVERED, ON THE REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS DESCRIBED ABOVE UNDER "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE" (OTHER THAN EXHIBITS TO SUCH DOCUMENTS). REQUESTS SHOULD BE DIRECTED TO:
                              BARNETT BANKS, INC.
                             50 NORTH LAURA STREET
                          JACKSONVILLE, FLORIDA 32202
                      ATTENTION: CORPORATE COMMUNICATIONS
                          (TELEPHONE: (904) 791-7668)

                                THE CORPORATION

    The Corporation, organized in 1930, is a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). As of December 31, 1995, the Corporation owned 32 commercial banks having 613 offices throughout Florida and Georgia. The Corporation also owns nonbanking subsidiaries that provide support services and specialized financial services, including trust, merchant services, full-service brokerage, credit-related insurance, credit card and mortgage banking services. On December 31, 1995, the Corporation had total assets of $41.6 billion and total deposits of $34.2 billion. On that date, the Corporation was the 24th largest bank holding company in the United States and the largest bank holding company in Florida.

    The Corporation is a legal entity separate and distinct from its subsidiaries. Accordingly, the right of the Corporation, and thus the right of the Corporation's creditors and shareholders, to participate in any distribution of the assets or earnings of any subsidiary is necessarily subject to the prior claims of creditors of its subsidiaries, except to the extent that claims of the Corporation in its capacity as a creditor may be recognized. The principal source of the Corporation's revenues is dividends from its subsidiaries.

    The principal executive offices of the Corporation are located at 50 North Laura Street, Jacksonville, Florida 32202. Its mailing address is Post Office Box 40789, Jacksonville, Florida 32203, and its telephone number is (904) 791-7720.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
      AND COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENTS

    For the last five years, the consolidated ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividend requirements of the Corporation, computed as set forth below, were as follows:

                                                                                       YEAR ENDING DECEMBER 31,
Earnings to Fixed Charges:                                                 1995          1994       1993       1992       1991
                                                                      ---------------  ---------  ---------  ---------  ---------
 Excluding Interest on Deposits.....................................         4.18           4.92       6.04       3.27       1.56
  Including Interest on Deposits....................................         1.66           1.78       1.69       1.26       1.05
Earnings to Combined Fixed Charges and Preferred Stock Dividend
 Requirements:
  Excluding Interest on Deposits....................................         3.82           4.29       4.95       2.72       1.46
  Including Interest on Deposits....................................         1.62           1.73       1.64       1.23       1.04

    For purposes of computing both the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividend requirements, earnings represent net income plus applicable income taxes and fixed charges. Fixed charges, excluding interest on deposits, represent interest expense (except interest paid on deposits), capitalized interest, and the interest factor included in rents. Fixed charges, including interest on deposits, represent all interest expense, capitalized interest, and the interest factor included in rents. Combined fixed charges and preferred stock dividend requirements, excluding interest on deposits, represent interest expense (except interest paid on deposits), capitalized interest, an amount equal to the pre-tax earnings required to meet applicable preferred stock dividend requirements, and the interest factor included in rents. Combined fixed charges and preferred stock dividend requirements, including interest on deposits, represent all interest expense, capitalized interest, an amount equal to the pre-tax earnings required to meet applicable preferred stock dividend requirements, and the interest factor included in rents.

                                USE OF PROCEEDS

    Except as set forth in the applicable Prospectus Supplement, the Corporation currently intends to use the net proceeds from the sale of Securities for general corporate purposes, which may include the reduction of short-term indebtedness, investments in, or extensions of credit to, its subsidiaries and the financing of possible acquisitions. Pending such use, the net proceeds may be temporarily invested in short-term obligations. The precise amounts and timing of the application of proceeds will depend upon the funding requirements of the Corporation and its subsidiaries and the availability of other funds.

                               REGULATORY MATTERS

GENERAL

    As a bank holding company, the Corporation is subject to regulation and supervision by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the BHC Act. The various bank subsidiaries of the Corporation are subject to regulation and supervision by the state banking authorities of the states in which they are organized (in the case of state chartered banks), the Federal Reserve Board (in the case of state chartered banks that are members of the Federal Reserve System), the Office of the Comptroller of the Currency (the "OCC") (in the case of national banks), and the Federal Deposit Insurance Corporation (the "FDIC").

    The Corporation's nonbanking activities are also supervised by the Federal Reserve Board. In addition, Barnett Banks Insurance, Inc. and Barnett Annuities Corporation, a subsidiary of Barnett Banks Trust Company, N.A., are subject to insurance laws and regulations of the Florida Department of Insurance. The activities of Barnett Securities, Inc. are governed by the Commission, the National Association of Securities Dealers (the "NASD"), state securities laws and the Federal Reserve Board.

    The Corporation's banking subsidiaries are subject to restrictions under federal law which limit the transfer of funds by the subsidiary banks to the Corporation and its nonbanking subsidiaries, whether in the form of loans, extensions of credit, investments or asset purchases. Such transfers by any subsidiary bank to the Corporation or any nonbanking subsidiary are limited in amount to 10% of the bank's capital and surplus and, with respect to the Corporation and all such nonbanking subsidiaries, to an aggregate of 20% of such bank's capital and surplus. Furthermore, such loans and extensions of credit are required to be secured in specified amounts.

    Under Federal Reserve Board policy, the Corporation is expected to act as a source of financial strength to each subsidiary bank and to commit resources to support such subsidiary bank in circumstances where the Corporation might not do so absent such policy. In addition, any capital loans by the Corporation to any of the subsidiary banks would also be subordinate in right of payment to deposits and to certain other obligations of such subsidiary bank, including any liabilities of such bank to the FDIC under the "cross-guarantee" provisions described below.

    As a result of the enactment of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"), a depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989, in connection with (i) the default of a commonly controlled FDIC-insured depository institution or (ii) any assistance provided by the FDIC to a commonly controlled FDIC-insured depository institution in danger of default. "Default" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a "default" is likely to occur in the absence of regulatory assistance.

    Pursuant to the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), after December 31, 1994, the FDIC may not take any action that would have the effect of increasing the losses to a deposit insurance fund by protecting depositors for more than the insured portion of deposits (generally, $100,000) or creditors other than depositors. The FDIC is also authorized by FDICIA to settle all uninsured and unsecured claims in the insolvency of an insured bank by making a final settlement payment after the declaration of insolvency. Such a payment would constitute full payment and disposition of the FDIC's obligations to claimants. The rate of such final settlement payments is to be a percentage rate determined by the FDIC reflecting an average of the FDIC's receivership recovery experience.

    As a result of the provisions of law described above, in the event of the insolvency of a subsidiary bank, the FDIC could limit or prohibit dividends payable to the Corporation by such Subsidiary and the Debt Securities could be treated differently from, and holders of Debt Securities could receive significantly less than holders of, deposit obligations of such a subsidiary.

FEDERAL DEPOSITOR PREFERENCE LEGISLATION

    On August 10, 1993, the Federal Deposit Insurance Act was amended to provide that in the event of the liquidation or other resolution of an insured depository institution occurring on or after such date, the claims of depositors of such institution (including claims by the FDIC as subrogee of insured depositors) are entitled to priority in payment over the claims of any other senior or general creditors of the institution, including any obligations to shareholders of such depository institution in their capacity as such.

DIVIDENDS

    The principal source of funds for the Corporation is dividends paid to it by its subsidiaries. Various federal and state statutory provisions limit the amount of dividends the subsidiary banks can pay to the Corporation. The approval of the OCC is required for any dividend by a national bank if the total of all dividends declared by the bank in any calendar year would exceed the total of its net income, as defined by the OCC, for that year to date combined with its retained net income for the preceding two years less any required transfers to surplus or a fund for the retirement of any preferred stock. A similar provision is imposed on Florida state banks by the Florida Banking Code and on Georgia state banks by the Financial Institutions Code of Georgia. In addition, a national bank may not pay a dividend in an amount greater than its undivided profits then on hand. Under these provisions, the Corporation's subsidiary banks could have declared, as of December 31, 1995, aggregate dividends of approximately $171 million. The payment of dividends by subsidiary banks is affected by various factors, such as the maintenance of adequate capital for such subsidiary banks as described more fully below. The Federal Reserve Board, the OCC and the FDIC have indicated that as a general matter dividends should be paid by banks only to the extent of earnings from continuing operations.

CAPITAL

    Pursuant to the Federal Reserve Board's risk-based capital guidelines for state member banks and bank holding companies, the Corporation's minimum ratio of total capital to risk-weighted assets is 8%. At least half of the total capital is to be comprised of common equity, retained earnings and qualifying perpetual preferred stock, after subtracting goodwill and other intangibles (with certain limited exceptions), as described below ("Tier 1 capital"). The remainder ("Tier 2 capital") may consist of perpetual debt, mandatorily convertible debt securities, a limited amount of subordinated debt, term preferred stock and a limited amount of loan loss reserves. The Corporation's national banking subsidiaries are subject to similar capital requirements adopted by the OCC. In addition, the Federal Reserve Board requires a minimum leverage ratio (Tier 1 capital to total average assets, excluding goodwill and other ineligible intangibles) of 3% for bank holding companies that meet certain specified criteria, including having the highest regulatory rating. The rule indicates that the minimum leverage ratio should be at least 1-2% higher for bank holding companies that do not have the highest rating or that are undertaking major expansion programs. The OCC has adopted substantially identical minimum leverage ratio requirements. On December 31, 1995, the Corporation had a Tier 1 risk-based capital ratio of 8.25% and a total risk-based capital ratio of 11.51%. At that date, the Corporation had a leverage ratio of 6.16%.

    Under the Federal Reserve Board's guidelines, the only types of intangible assets that may be included in (i.e., not deducted from) a bank holding company's capital are readily marketable mortgage servicing rights ("MSRs") and purchased credit card relationships ("PCCRs"), provided that, in the aggregate, the total amount of MSRs and PCCRs included in capital does not exceed 50% of Tier 1 capital. PCCRs are subject to a separate sublimit of 25% of Tier 1 capital. The amount of MSRs and PCCRs that a bank holding company may include in its capital is limited to the lesser of (i) 90% of such assets' fair market value (as determined under the guidelines) or (ii) 100% of such assets' book value, each determined quarterly. Identifiable intangible assets (i.e., intangible assets other than goodwill) other than MSRs and PCCRs, including core deposit intangibles, acquired on or before February 19, 1992 (the date the Federal Reserve Board issued its original proposal for public comment) generally will not be deducted from capital for supervisory purposes, although they will continue to be deducted for purposes of evaluating applications filed by bank holding companies.

    On July 25, 1995, the Federal Reserve Board, the FDIC and the OCC published a joint notice of proposed rulemaking soliciting comments on a proposal to revise their risk-based capital standards to take account of market rise in foreign exchange and commodity activities and in the trading of debt and equity instruments. The notices propose alternative approaches for determining the additional amount of capital, if any, that certain banking organizations may be required to hold to account for market risk exposure. Institutions would calculate their capital charges for market risk using their internal value-at-risk models or risk measurement techniques developed by the agencies. The Corporation cannot assess at this point the impact, if any, that such proposals would have on its capital ratios.

    On August 2, 1995, the Federal Reserve Board, the FDIC and the OCC published a joint notice of rulemaking revising their risk-based capital standards to take account of interest rate risk. The new rule provides that the agencies will consider a bank's exposure to declines in the economic value of its capital due to changes in interest rates as a factor that the agencies will consider in evaluating a depository institution's capital adequacy. On August 2, 1995, the Federal Reserve Board, the FDIC and the OCC published a joint notice soliciting public comments on a proposal to adopt a policy statement that would establish a framework to measure and monitor the level of interest rate risk at a depository institution. The agencies have indicated that they intend to adopt explicit minimum requirements for interest rate risk into their risk-based capital requirements at a future, unspecified date. The Corporation cannot assess at this point the impact, if any, that such proposal would have on its capital ratios.

FDICIA

    The Federal Deposit Insurance Corporation Improvement Act of 1991, enacted in December 1991 ("FDICIA"), specifies, among other things, the following capital standard categories for depository institutions: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized. FDICIA imposes progressively more restrictive constraints on operations, management and capital distributions depending on the category in which an institution is classified. Each of the federal banking agencies has issued final uniform regulations that became effective December 19, 1992, which, among other things, define the capital levels described above. Under the final regulations, a bank is considered "well capitalized" if it (i) has a total risk-based capital ratio of 10% or greater, (ii) has a Tier 1 risk-based capital ratio of 6% or greater, (iii) has a leverage ratio of 5% or greater and (iv) is not subject to any order or written directive to meet and maintain a specific capital level for any capital measure. An "adequately capitalized" bank is defined as one that has (i) a total risk-based capital ratio of 8% or greater, (ii) a Tier 1 risk-based capital ratio of 4% or greater and (iii) a leverage ratio of 4% or greater (or 3% or greater in the case of a bank with a composite CAMEL rating of 1). A bank is considered (A) "undercapitalized" if it has (i) a total risk-based capital ratio of less than 8%, (ii) a Tier 1 risk-based capital ratio of less than 4% or (iii) a leverage ratio of less than 4% (or 3% in the case of a bank with a composite CAMEL rating of 1); (B) "significantly undercapitalized" if the bank has (i) a total risk-based capital ratio of less than 6%, (ii) a Tier 1 risk-based capital ratio of less than 3% or (iii) a leverage ratio of less than 3%; and (C) "critically undercapitalized" if the bank has a ratio of tangible equity to total assets equal to or less than 2%. The applicable federal regulatory agency for a bank that is "well capitalized" may reclassify it as "adequately capitalized," or subject an "adequately capitalized" or "undercapitalized" institution to the supervisory actions applicable to the next lower capital category, if it determines that the bank is in an unsafe or unsound condition or deems the bank to be engaged in an unsafe or unsound practice and not to have corrected the deficiency. As of December 31, 1995, each of the Corporation's subsidiary banks met the definition of a "well capitalized" institution.

    "Undercapitalized" depository institutions, among other things, are subject to growth limitations, are prohibited, with certain exceptions, from making capital distributions, are limited in their ability to obtain funding from a Federal Reserve Bank and are required to submit a capital restoration plan. The federal banking agencies may not accept a capital plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the depository institution's capital. In addition, for a capital restoration plan to be acceptable, the depository institution's parent holding company must guarantee that the institution will comply with such capital restoration plan and provide appropriate assurances of performance. If a depository institution fails to submit an acceptable plan, including if the holding company refuses or is unable to make the guarantee described in the previous sentence, it is treated as if it is "significantly undercapitalized." Failure to submit or implement an acceptable capital plan also is grounds for the appointment of a conservator or a receiver. "Significantly undercapitalized" depository institutions may be subject to a number of additional requirements and restrictions, including orders to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets and cessation of receipt of deposits from correspondent banks. "Critically undercapitalized" institutions, among other things, are prohibited from making any payments of principal and interest on subordinated debt, and are subject to the appointment of a receiver or conservator.

    Under FDICIA, the FDIC is permitted to provide financial assistance to an insured bank before appointment of a conservator or receiver only if (i) such assistance would be the least costly method of meeting the FDIC's insurance obligations, (ii) grounds for appointment of a conservator or a receiver exist or are likely to exist, (iii) it is unlikely that the bank can meet all capital standards without assistance and (iv) the bank's management has been competent, has complied with applicable laws, regulations, rules and supervisory directives and has not engaged in any insider dealing, speculative practice or other abusive activity.

    FDICIA also contains a variety of other provisions that may affect the operations of the Corporation including new reporting requirements, regulatory standards for real estate lending, "truth in savings" provisions, and the requirement that a depository institution give 90 days prior notice to customers and regulatory authorities before closing any branch. FDICIA also contains a prohibition on the acceptance or renewal of brokered deposits by depository institutions that are not "well capitalized" or are "adequately capitalized" and have not received a waiver from the FDIC.

    FDICIA provides the federal banking agencies with significantly expanded powers to take enforcement action against institutions which fail to comply with capital or other standards. Such action may include the termination of deposit insurance by the FDIC or the appointment of a receiver or conservator for the institution.

    The foregoing necessarily is a general description of certain provisions of FDICIA and does not purport to be complete. The provisions of FDICIA are implemented through regulations issued by the various federal banking agencies. Although certain of those regulations were adopted in final form in 1994, others remain in proposed form. Accordingly, the effect of FDICIA on the Corporation is not yet fully ascertainable.

INTERSTATE BANKING LEGISLATION

    Pursuant to the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, substantially all state law barriers to the acquisition of banks by out-of-state bank holding companies were eliminated effective as of September 29, 1995. The law will also permit interstate branching by banks effective as of June 1, 1997, subject to the ability of states to opt-out completely or to set an earlier effective date. The Corporation anticipates that the effect of the new law will be to increase competition within the markets in which it now operates, although the Corporation cannot predict the extent to which competition will increase in such markets or the timing of such increase.

                         DESCRIPTION OF DEBT SECURITIES

    The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement (the "Offered Debt Securities") and the extent, if any, to which such general provisions may apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Offered Debt Securities.

    The Senior Securities will be issued under an Indenture (the "Senior Indenture"), dated as of March 16, 1995, as amended or supplemented from time to time, between the Corporation and The First National Bank of Chicago, as Trustee (the "Senior Debt Trustee"). The Subordinated Securities will be issued under an Indenture (the "Subordinated Indenture"), dated as of March 16, 1995, as amended or supplemented from time to time, between the Corporation and Chemical Bank, as Trustee (the "Subordinated Debt Trustee"). A copy of the Senior Indenture and the Subordinated Indenture, along with any amendments or supplements,
(collectively, the "Indentures") are filed as exhibits to the Registration Statement. The following summaries of the Indentures describe the material general terms thereof, but do not purport to be a complete description of all the provisions of the Indenture applicable to a particular series of Debt Securities (the "Applicable Indenture"). Capitalized terms used in this Prospectus and not otherwise defined herein shall have the meaning assigned thereto in the Applicable Indenture.

GENERAL

    The Debt Securities will be unsecured obligations of the Corporation. The Indentures do not limit the amount of Debt Securities that may be issued thereunder and provide that Debt Securities may be issued thereunder from time to time in one or more series.

    Neither Indenture contains any restriction on the Corporation's ability to enter into a highly leveraged transaction or any provision affording special protection to holders of Debt Securities in the event the Corporation engages in a highly leveraged transaction. Further, neither Indenture contains any provisions that would provide protection to holders of Debt Securities upon a sudden and dramatic decline in the credit quality of the Corporation resulting from a takeover, recapitalization or similar restructuring of the Corporation.

    The applicable Prospectus Supplement will describe the terms of the Offered Debt Securities, including, when applicable: (1) the title of the Offered Debt Securities; (2) any limit on the aggregate principal amount of the Offered Debt Securities; (3) the date or dates on which the Offered Debt Securities may be issued and are or will be payable; (4) the rate or rates per annum (which may be fixed or variable) at which the Offered Debt Securities will bear interest, if any, or the method by which such rate or rates shall be determined, and the date or dates from which such interest, if any, will accrue; (5) the date or dates on which such interest, if any, on the Offered Debt Securities will be payable and the Regular Record Dates for any such Interest Payment Dates, and the extent to which, or the manner in which, any interest payable on a temporary or permanent global Debt Security ("Global Notes") on an Interest Payment Date will be paid if other than in the manner described under "Global Notes" below; (6) each office or agency where, subject to the terms of the relevant Indenture as described below under "Payment and Paying Agents," the principal, premium, if any, and interest on the Offered Debt Securities will be payable and each office or agency where, subject to the terms of the relevant Indenture as described below under "Denominations, Registration and Transfer," the Offered Debt Securities may be presented for registration of transfer or exchange and, if applicable, conversion; (7) the period or periods within which, the price or prices at which, and the terms and conditions upon which the Offered Debt Securities may be redeemed at the option of the Corporation; (8) the obligation, if any, of the Corporation to redeem, repay or purchase the Offered

Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which the Offered Debt Securities will be redeemed, repaid or purchased pursuant to any such obligation; (9) whether the Offered Debt Securities are to be issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder and the amount of such discount; (10) provisions, if any, for the defeasance of the Offered Debt Securities; (11) whether the Offered Debt Securities are to be issued as Registered Securities or Bearer Securities, or both, and if Bearer Securities are issued, whether Coupons will be attached thereto, whether Bearer Securities may be exchanged for Registered Securities and the circumstances and places for such exchange, if permitted, and any United States tax consequences to foreign investors in Offered Debt Securities; (12) whether the Offered Debt Securities are to be issued in whole or in part in the form of one or more temporary or permanent Global Notes in registered or bearer form and, if so, the identity of the depositary, if any, for such Global Note or Notes; (13) any provisions for payment of additional amounts for taxes, and any provisions for redemption, in the event the Corporation must comply with reporting requirements in respect of an Offered Debt Security other than a Floating Rate Security ("Affected Security") or must pay such additional amounts in respect of any Offered Debt Security; (14) if other than U.S. Dollars, the Foreign Currency or Currencies in which the Debt Securities may be denominated and the principal, premium, if any, and interest on the Offered Debt Securities that shall or may be paid and, if applicable, whether at the election of the Corporation and/or the Holder, the conditions and manner of determining the exchange rate or rates;
(15) any index used to determine the amount of payment of principal, premium, if any, and interest on the Offered Debt Securities; (16) the applicable Overdue Rate, if any; (17) any addition to, or modification or deletion of, any Events of Default or covenants provided for with respect to the Offered Debt
Securities; (18) the priority of payment of such Offered Debt Securities; (19) whether the Offered Debt Securities are convertible into Common Stock and, if so, the terms and conditions upon which such conversion will be effected, including the initial conversion price or conversion rate, the conversion period and other conversion provisions in addition or in lieu of those described herein; (20) whether the Offered Debt Securities are to be issued as Dual Currency Securities and if so, the two currencies in which any scheduled payment of principal, premium, if any, or interest due thereon may be made at the option of the Corporation and any other special terms with respect to such Dual Currency Securities; (21) whether the Offered Debt Securities will be Senior Securities or Subordinated Securities and, if Subordinated Securities, the applicable subordination provisions; and (22) any other terms and provisions of the Offered Debt Securities which are not inconsistent with the relevant Indenture. Any such Prospectus Supplement will also describe any special provisions for the payment of additional amounts with respect to the Offered Debt Securities and terms relevant to Offered Debt Securities denominated in a Currency other than U.S. Dollars.

    Debt Securities may be issued as Discount Securities to be sold at a substantial discount below their principal amount. "Discount Securities" mean any Debt Securities issued with "original issue discount" within the meaning of
Section 1273(a) of the Code and the regulations thereunder. Special United States income tax and other considerations applicable to Discount Securities will be described in the applicable Prospectus Supplement relating thereto. Discount Securities may provide for the declaration of acceleration of the Maturity of an amount less than the principal amount thereof upon the occurrence of an Event of Default and the continuation thereof.

    Debt Securities may also be issued as Dual Currency Securities. "Dual Currency Securities" means any Debt Securities as to which the Corporation has the option of making scheduled payments of principal, premium, if any, or interest in either of two currencies. Such two currencies, any other special terms and special United States income tax considerations with respect to such Dual Currency Securities will be described in the applicable Prospectus Supplement relating thereto.

DENOMINATIONS, REGISTRATION AND TRANSFER

    Each Debt Security may be denominated in U.S. Dollars or in other currencies, ECUs or other composite currencies (the "Specified Currency"), all as set forth in an applicable Prospectus Supplement. See "Currency Risks."

    Debt Securities of a series may be issuable as Registered Securities, as Bearer Securities with or without Coupons attached or as both Registered Securities and Bearer Securities. Debt Securities of a series may be issuable in whole or in part in the form of one or more Global Notes, as described below under "Global Notes." Unless otherwise provided in an applicable Prospectus Supplement with respect to a series of Debt Securities, the Debt Securities will be issuable as Registered Securities without Coupons and in denominations (i) if denominated in U.S. Dollars, of $1,000 or any integral multiple thereof, or (ii) if denominated in a Specified Currency other than U.S. Dollars, as set forth in the applicable Prospectus Supplement. One or more Global Notes may be issued in a denomination or aggregate denominations equal to the aggregate principal amount of Outstanding Debt Securities of the series to be represented by such Global Note or Notes.

    In connection with the sale during the "restricted period" (referred to under "Limitations on Issuance of Bearer Securities"), no Bearer Security may be mailed or otherwise delivered to any location in the United States (as defined under "Limitations on Issuance of Bearer Securities") and any such Bearer Security (other than a temporary Global Note in bearer form) may be delivered only if the Person entitled to receive such Bearer Security furnishes written certification, in the form required by the applicable Indenture, to the effect that such Bearer Security is not being acquired by or on behalf of a U.S. Person (as defined under "Limitations on Issuance of Bearer Securities"), or, if a beneficial interest in such Bearer Security is being acquired by or on behalf of a U.S. Person, that such U.S. Person (i) acquired and holds such Bearer Security through a foreign branch of a financial institution, (ii) is a financial institution purchasing for its own account and, in either case (i) or (ii), the financial institution agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Code and the regulations thereunder or (iii) is a financial institution purchasing for resale during the restricted period only to non-U.S. Persons outside the United States. See "Global Notes -- Bearer Debt Securities" and "Limitations on Issuance of Bearer Securities."

    Registered Securities of any series (other than a Global Note) will be exchangeable for other Registered Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. In addition, if so provided in an applicable Prospectus Supplement, Bearer Securities of any series which are registrable as to principal and interest may, at the option of the Holder and subject to the terms of the applicable Indenture, be exchangeable for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Any Bearer Security surrendered for exchange shall be surrendered with all unmatured Coupons and all matured Coupons in default except that any Bearer Security surrendered in exchange for a Registered Security between a Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the Coupon relating to such Interest Payment Date and interest will not be payable in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such Coupon when due in accordance with the terms of the Applicable Indenture. Except as provided in an applicable Prospectus Supplement, Bearer Securities will not be issued in exchange for Registered Securities.

    Debt Securities may be presented for exchange as provided above, and Registered Securities (other than Global Notes) may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the Security Registrar or co-Security Registrar designated by the Corporation for such purpose with respect to any series of Debt Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Applicable Indenture. Such transfer or exchange will be effected upon the Security Registrar or co-Security Registrar being satisfied with the documents of title and identity of the person making the request. The Corporation has appointed the

Senior Debt Trustee and the Subordinated Debt Trustee (the Senior Debt Trustee and the Subordinated Debt Trustee are herein collectively referred to as the "Trustees") as Security Registrars in respect of Debt Securities issued under the Senior Indenture and the Subordinated Indenture, respectively; provided, however, that the Corporation may appoint co-Security Registrars, so long as there is only one Security Registrar per series of Debt Securities.

CURRENCY RISKS

    Debt Securities denominated or payable in foreign currencies may entail significant risks. These risks include, without limitation, the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the Currency or Currencies involved and will be more fully described in the applicable Prospectus Supplement.

PAYMENT AND PAYING AGENTS

    Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal, premium, if any, and interest on Bearer Securities will be payable, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States as the Corporation may designate from time to time. Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on Bearer Securities on any Interest Payment Date will be made only against surrender of the Coupon relating to such Interest Payment Date. No payment of interest on a Bearer Security will be made unless on the earlier of the date of the first such payment by the Corporation or the date of delivery by the Corporation of a definitive Bearer Security, including a permanent Global Note, a written certificate, in the form and to the effect described above under "Denomination, Registration and Transfer," is provided to the Corporation. No payment with respect to any Bearer Security will be made at any office or agency of the Corporation in the United States or by check mailed to any address in the United States or by transfer to an account maintained in the United States. Payments will not be made in respect of Bearer Securities or Coupons pursuant to presentation to the Corporation or its designated Paying Agents within the United States or the making of any other demand for payment to the Corporation or its designated Paying Agents within the United States. Notwithstanding the foregoing, payment of principal, premium, if any, and interest on Bearer Securities denominated and payable in U.S. Dollars, at the direction of the Holder thereof, will be made at the office of the Corporation's Paying Agent in The City of New York if (but only if) payment of the full amount thereof in U.S. Dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.

    Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal, premium, if any, and interest on Registered Securities will be made at the office of such Paying Agent or Paying Agents as the Corporation may designate from time to time, except that at the option of the Corporation payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or
(ii) by wire transfer to an account maintained by the Person entitled thereto. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Registered Securities will be made to the Person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such interest.

    Unless otherwise indicated in an applicable Prospectus Supplement, the Senior Debt Trustee will act as the Corporation's sole Paying Agent through its principal office in New York, New York, and the Subordinated Debt Trustee will act as the Corporation's sole Paying Agent through its principal office in New York, New York, with respect to Offered Debt Securities which are issuable solely as Registered Securities. Any Paying Agents outside the United States and other Paying Agents in the United States initially designated by the Corporation for the Offered Debt Securities will be named in an applicable Prospectus Supplement. The Corporation may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that, if Debt Securities of a series are issuable only as Registered Securities, the Corporation will be required to maintain a Paying Agent in each Place of Payment for such series and, if Debt Securities of a series may be issuable as Bearer Securities, the Corporation will be required to maintain (i) a Paying Agent in the Borough of Manhattan, The City of New York, for payments with respect to any Registered Securities of the series (and for payments with respect to Bearer Securities of the series in the circumstances described above, but not otherwise), and (ii) a Paying Agent in a Place of Payment located outside the United States where Debt Securities of such series and any Coupons appertaining thereto may be presented and surrendered for payment; provided that if the Debt Securities of such series are listed on The Stock Exchange of the United Kingdom and the Republic of Ireland or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Corporation will maintain a Paying Agent in London or Luxembourg or any other required city located outside the United States, as the case may be, for the Debt Securities of such series.

    All moneys paid by the Corporation to the Trustees or a Paying Agent for the payment of principal, premium, if any, and interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to the Corporation and the Holder of such Debt Security or any Coupon will thereafter look only to the Corporation for payment thereof.

GLOBAL NOTES

    The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Notes that will be deposited with or on behalf of a depositary located in the United States (a "U.S. Depositary") or a common depositary located outside the United States (a "Common Depositary") identified in the Prospectus Supplement relating to such series. Global Notes may be issued in either registered or bearer form and in either temporary or permanent form.

    The specific terms of the depositary arrangement with respect to any Offered Debt Securities of a series will be described in the Prospectus Supplement relating to such series. The Corporation anticipates that the following provisions will apply to all depositary arrangements.

BOOK-ENTRY DEBT SECURITIES

    Unless otherwise specified in an applicable Prospectus Supplement, Debt Securities which are to be represented by a Global Note to be deposited with or on behalf of a U.S. Depositary will be represented by a Global Note registered in the name of such depositary or its nominee. Upon the issuance of a Global
Note in registered form, the U.S. Depositary for such Global Note will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Note to the accounts of institutions that have accounts with such depositary or its nominee ("Participants"). The accounts to be credited shall be designated by the underwriters or agents of such Debt Securities or by the Corporation, if such Debt Securities are offered and sold directly by the Corporation. Ownership of beneficial interests in such Global Notes will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests by Participants in such Global Notes will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the U.S. Depositary or its nominee for such Global Note. Ownership of beneficial interests in Global Notes by persons holding through Participants will be shown on, and the transfer of that ownership interest within such
Participant will be effected only through, records maintained by such Participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Note.

    So long as the U.S. Depositary for a Global Note in registered form, or its nominee, is the registered owner of such Global Note, such depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Debt Securities represented by such Global Note for all purposes under the Indenture governing such Debt Securities. Except as set forth below, owners of beneficial interests in such Global Notes will not be entitled to have Debt Securities of the series represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or Holders thereof under the Applicable Indenture.

    Payment of principal, premium, if any, and interest on Debt Securities registered in the name of or held by a U.S. Depositary or its nominee will be made to the U.S. Depositary or its nominee, as the case may be, as the registered owner or Holder of the Global Note representing such Debt Securities. Neither the Corporation, the Trustees, any Paying Agent nor the Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    The Corporation expects that the U.S. Depositary for Debt Securities of a series, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Note, will credit immediately Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of such depositary. The Corporation also expects that payments by Participants to owners of beneficial interests in such Global Note held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participants.

    A Global Note may not be transferred except as a whole by the U.S. Depositary for such Global Note to or among a nominee or a successor. If a U.S. Depositary for Debt Securities of a series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Corporation within ninety days or if any event shall have occurred and be continuing which, after notice or lapse of time, or both, would become an Event of Default with respect to the Debt Securities, the Corporation will issue Debt Securities in definitive registered form in exchange for the Global Note or Global Notes representing such Debt Securities. In addition, the Corporation may at any time and in its sole discretion determine not to have any Debt Securities in registered form represented by one or more Global Notes and, in such event, will issue Debt Securities in definitive form in exchange for the Global Note or Global Notes representing such Debt Securities. Further, if the Corporation so specifies with respect to Debt Securities of a series, an owner of a beneficial interest in a Global Note representing Debt Securities of such series may, on terms acceptable to the Corporation and the U.S. Depositary, receive individual Debt Securities of such series in exchange for such beneficial interests, subject to any limitations in the Prospectus Supplement relating to such Offered Debt Securities. In any such instance, an owner of a beneficial interest in a Global Note will be entitled to physical delivery in definitive form of Debt Securities of the series represented by such Global Note equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name.

BEARER DEBT SECURITIES

    Unless otherwise specified in an applicable Prospectus Supplement, all Bearer Securities of a series will be initially issued in the form of a single temporary Global Note, to be deposited with a Common Depositary in London for Morgan Guaranty Trust Corporation of New York, Brussels Office, as operator of the Euro-clear System ("Euro-clear Operator") or CEDEL, S.A. ("CEDEL") for credit to the designated accounts. Commencing 40 days after the issue date of a temporary Global Note, the Debt Securities represented by such temporary Global Note will be exchangeable for definitive Debt Securities or for interests in a permanent Global Note in definitive form, without interest Coupons, representing Debt Securities having the same interest rate and Stated Maturity, but in each such case only upon written certification in the form and to the effect described above under "Denominations, Registration and Transfer." The beneficial owner of a Debt Security represented by a temporary Global Note or a permanent Global Note in definitive form, on or after the applicable exchange date and upon 30 days' notice to the relevant Trustee given through the Euro-clear Operator or CEDEL, may exchange its interest for definitive Bearer Securities or definitive Registered Securities of any authorized denomination. No Bearer Security delivered in exchange for a portion of a temporary Global Note or a permanent Global Note in definitive form shall be mailed or otherwise delivered to any location in the United States in connection with such exchange.

    Unless otherwise specified in an applicable Prospectus Supplement, interest in respect of any portion of a temporary Global Note payable in respect of an Interest Payment Date occurring prior to the date on which Debt Securities represented by such temporary Global Note are exchangeable for definitive Debt Securities or for interests in a permanent Global Note in definitive form will be paid to each of the Euro-clear Operator and CEDEL with respect to the portion of the temporary Global Note held for its account. Each of the Euro-clear Operator and CEDEL will undertake in such circumstances to credit such interest received by it in respect of a temporary Global Note to the respective accounts for which it holds such temporary Global Note only upon receipt in each case of written certification in the form and to the effect described above under "Denominations, Registration and Transfer."

LIMITATIONS ON ISSUANCE OF BEARER SECURITIES

    In compliance with United States federal tax laws and regulations, Bearer Securities may not be offered or sold during the restricted period (as defined in Section 1.163-5(c)(2)(i)(D)(7) of the United States Treasury regulations -- generally, the first 40 days after the closing date and, with respect to unsold allotments, until sold), or delivered in connection with a sale during the restricted period, directly or indirectly, in the United States or to U.S. Persons other than to foreign branches of United States financial institutions (as defined in United States Treasury regulations Section 1.165-12(c)(1)(v)) purchasing for their own account or for resale during the restricted period which institutions agree in writing to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Code, and the regulations thereunder. A sale of Bearer Securities may be made during the restricted period to a U.S. Person who acquired and holds the Bearer Security through a foreign branch of the United States financial institution that agrees to comply with the requirements of
Section 165(j)(3)(A), (B) or (C) of the Code and the regulations thereunder. Any underwriters, agents and dealers participating in the offering of Debt Securities, directly or indirectly, must agree that they will not offer or sell, directly or indirectly, any Bearer Securities in the United States or to U.S. Persons (other than the financial institutions described above).

    Bearer Securities (other than temporary global securities) and any Coupons which may be detached therefrom will bear a legend substantially to the following effect:

    "Any United States Person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code."

The sections referred to in such legend provide that a U.S. Person (other than a United States financial institution described above or a U.S. Person holding through such a financial institution) who holds Bearer Securities or Coupons appertaining thereto will not be allowed to deduct any loss realized on Bearer Securities and any gain (which might otherwise be characterized as capital gain) recognized on any sale or disposition (including the receipt of principal) of such Bearer Securities will be treated as ordinary income.

    As used herein: "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States and an estate or trust the income of which is subject to United States federal income taxation regardless of its source; "United States" means the United States of America (including the States and the District of Columbia); and the United States' "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

    Purchasers of Bearer Securities may also be affected by certain limitations under United States tax laws which will be described in an applicable Prospectus Supplement.

LIMITATIONS ON THE CORPORATION AND CERTAIN SUBSIDIARIES

RESTRICTION ON SALE OR ISSUANCE OF CAPITAL STOCK OF MAJOR CONSTITUENT BANKS

    The Senior Indenture prohibits the issuance, sale or other disposition of shares of, or securities convertible into, or options or warrants or rights to subscribe for or purchase shares of, Voting Stock of a Major Constituent Bank, the merger or consolidation of any Major Constituent Bank with or into any other corporation, and the sale or other disposition of all or substantially all of the assets of any Major Constituent Bank, if after giving effect to any such transaction and to the issuance of the maximum number of shares of Voting Stock issuable upon the conversion of all such convertible securities, the Corporation would own, directly or indirectly, 80 percent or less of the shares of Voting Stock of such Major Constituent Bank, its successor in merger or consolidation, or the person that acquires all or substantially all of its assets, except that the covenant will not prohibit sales or dispositions of Voting Stock: (i) made in compliance with an order of a court or regulatory authority of competent jurisdiction or made as a condition imposed by such court or authority to the acquisition by the Corporation, directly or indirectly, of any other corporation or entity; or (ii) when the proceeds of such sale are, within a reasonable period of time, invested pursuant to an understanding or agreement in principle reached at the time of such sale, assignment or disposition, in a Controlled Subsidiary (including any Person which upon such an investment becomes a Controlled Subsidiary) engaged in a banking business or any other business legally permissible for bank holding companies. "Major Constituent Bank" means any Banking Subsidiary of the Corporation whose Consolidated Banking Assets constitute 10 percent or more of the Corporation's Consolidated Banking Assets. As of December 31, 1995, the Corporation had two Major Constituent Banks, Barnett Bank of South Florida, N.A. and Barnett Bank of Broward County, N.A., whose Consolidated Banking Assets constituted approximately 12 percent and 11 percent, respectively, of the Corporation's Consolidated Banking Assets on such date. "Controlled Subsidiary" means a subsidiary more than 80 percent of the outstanding shares of Voting Stock of which is at the time owned directly or indirectly by the Corporation or by one or more Controlled Subsidiaries or by the Corporation and one or more Controlled Subsidiaries.

RESTRICTION ON LIENS ON VOTING STOCK OF MAJOR CONSTITUENT BANKS

    The Corporation covenants in the Senior Indenture that it will not create, assume, incur or suffer to exist any pledge, encumbrance or lien, as security for indebtedness for borrowed money, upon any shares of Voting Stock of any Major Constituent Bank owned by the Corporation, directly or indirectly, if, treating such pledge, encumbrance or lien as a transfer of the shares of Voting Stock to the secured party, the Corporation would own, directly or indirectly, 80 percent or less of the shares of Voting Stock of such Major Constituent Bank.

SENIOR SECURITIES

    The  Senior  Securities  will  be  direct,  unsecured  obligations  of   the
Corporation and will rank PARI PASSU with all outstanding senior indebtedness of the Corporation.

EVENTS OF DEFAULT

    The following are Events of Default under the Senior Indenture with respect to Senior Securities of any series: (1) failure to pay principal of or any premium on any Senior Security of that series when due; (2) failure to pay any interest on any Senior Security of that series when due, continued for 30 days;
(3) failure to deposit any sinking fund payment in respect of any Senior Security of that series when due; (4) failure, subject to waiver, to observe and perform the covenants referred to above under "Limitations on the Corporation and Certain Subsidiaries;" (5) failure to perform any other covenant of the Corporation in the Senior Indenture (other than a covenant included in such Indenture solely for the benefit of a series of Debt Securities other than that series), continued for 90 days after written notice as provided in such Indenture; (6) certain events involving bankruptcy, insolvency or reorganization of the Corporation or a Major Constituent Bank; (7) indebtedness for borrowed money of the Corporation or any Major Constituent Bank in excess of $5,000,000 (whether such indebtedness now exists or is hereafter created) is not paid at final maturity or becomes or is declared due and payable prior to the date or dates on which such indebtedness would otherwise have become due and payable as a result of the occurrence of one or more events of default as defined in any mortgage, indenture, or instrument under which such indebtedness may have been issued or by which such indebtedness may have been secured ("acceleration"), and such failure at final maturity to pay or acceleration or accelerations, as the case may be, shall not have been rescinded, annulled or cured prior to the expiration of 30 days after the date such failure to pay at final maturity or acceleration or accelerations occurred; and (8) any other event of default provided for with respect to Debt Securities of that series.

    If  any Event of Default (other than an Event of Default specified in clause
(6) in the preceding paragraph) occurs and is continuing with respect to Senior Securities of any series at the time outstanding, either the Senior Debt Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are (i) Discount Securities, such portion of the principal amount as may be specified in the terms of that series or (ii) Dual Currency Securities, the amount determined in accordance with the terms of such Debt Securities) of all the Debt Securities of that series to be due and payable immediately in the Currency in which such Senior Securities are denominated. If an Event of Default specified in clause (6) in the preceding paragraph occurs, such principal amount shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of such Trustee or any Holder. At any time after a declaration of acceleration with respect to Senior Securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the Holders of a majority in aggregate principal amount of Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration.

    The Senior Indenture provides that upon the occurrence of an Event of Default specified in clauses (1), (2) or (3) above, the Corporation will, upon demand of the Senior Debt Trustee, pay to the Senior Debt Trustee, for the benefit of the Holder of any such Senior Security, the whole amount then due and payable on such Senior Securities for principal, premium, if any, and interest. The Senior Indenture further provides that if the Corporation fails to pay such amount forthwith upon such demand, the Senior Debt Trustee may, among other things, institute a judicial proceeding for the collection thereof.

SUBORDINATED SECURITIES

    The Subordinated Securities  will be  direct, unsecured  obligations of  the
Corporation   and  will  rank  PARI  PASSU  with  all  outstanding  subordinated indebtedness of the Corporation.

SUBORDINATION

    The Subordinated Securities will be subordinate and junior in right of payment, to the extent set forth in the Subordinated Indenture, to all Senior Indebtedness (as defined below) of the Corporation. In the event that the Corporation shall default in the payment of any principal of or interest on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) will be made or agreed to be made for principal of or interest on the Subordinated Securities, or in respect of any redemption, retirement, purchase or other acquisition of any of the Subordinated Securities, other than a payment made in capital stock of the Corporation (or cash in lieu of fractional shares thereof) pursuant to any conversion right of the Subordinated Securities. The applicable Prospectus Supplement with respect to Subordinated Securities will set forth the aggregate amount of Senior
Indebtedness outstanding as of the most recent practicable date and the aggregate amount of Subordinated Securities outstanding as of the date of such Prospectus Supplement. "Senior Indebtedness" means (i) the principal of and premium, if any, and interest on all indebtedness of the Corporation for money borrowed, whether outstanding on the date of execution of the Subordinated Indenture or thereafter created, assumed or incurred, except (x) subordinated indebtedness issued under the Subordinated Indenture, (y) the Corporation's existing subordinated indebtedness, and (z) such other indebtedness of the Corporation as is by its terms expressly stated to be not superior in right of payment to the Subordinated Securities, or to rank PARI PASSU in right of payment with the Subordinated Securities, (ii) whether outstanding on the date of the Subordinated Indenture or thereafter created, assumed or incurred, all indebtedness of the Corporation for claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements, other than obligations which, by their terms, are expressly stated (x) to be not superior in right of payment to the Subordinated Securities or (y) to rank PARI PASSU in right of payment with the Subordinated Securities and (iii) any deferrals, renewals or extensions of any such Senior Indebtedness. The term "indebtedness of the Corporation for money borrowed" means any obligation of, or any obligation guaranteed by, the Corporation for the repayment of money borrowed, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for payment of the purchase price of property or assets. The term "claim" has the meaning assigned thereto in Section 101(4) of the Bankruptcy Code of 1978, as amended and in effect on the date of the Subordinated Indenture.

    In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Corporation, its creditors or its property, (ii) any proceeding for the liquidation, dissolution or other winding up of the Corporation, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,
(iii) any assignment by the Corporation for the benefit of creditors or (iv) any other marshalling of the assets of the Corporation, all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) will be paid in full before any payment or distribution, whether in cash, securities or other property, is made on account of the principal of or interest on the Subordinated Securities. In such event, any payment or distribution on account of the principal of or interest on the Subordinated Securities, whether in cash, securities or other property (other than securities of the Corporation or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Subordinated Securities, to the payment of all Senior Indebtedness at the time outstanding, and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the Subordinated Securities will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) has been paid in full. If any payment or distribution on account of the principal of or interest on the Subordinated Securities of any character or any security, whether in cash, securities or other property (other than securities of the Corporation or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Subordinated Securities, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), shall be received by any Holder of any Subordinated Securities in contravention of any of the terms of the Subordinated Indenture and before all the Senior Indebtedness shall have been paid in full, such payment or distribution or security will be received in trust for the benefit of, and will be paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full. In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the Holders of Subordinated Securities, together with the holders of any obligations of the Corporation ranking on a parity with the Subordinated Securities, will be entitled to be repaid from the remaining assets of the Corporation the amounts at that time due and owing on account of unpaid principal of or any premium and interest on the Subordinated Securities and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or obligations of the Corporation ranking junior to the Subordinated Securities and such other obligations. By reason of such subordination, in the event of the insolvency of the Corporation, holders of Senior Indebtedness may receive more, ratably, and Holders of the Subordinated Securities having a claim pursuant to such Subordinated Securities may receive less, ratably, than the other creditors of the Corporation. Such subordination will not prevent the occurrence of an Event of Default in respect of the Subordinated Securities. See "Events of Default and Limited Rights of Acceleration" for limitations on the right of acceleration.

EVENTS OF DEFAULT AND LIMITED RIGHTS OF ACCELERATION

    The Subordinated Indenture defines an Event of Default as being (1) certain events involving the bankruptcy, insolvency or reorganization of the Corporation and, (2) if specified in the resolution adopted by the Board of Directors of the Corporation with respect to a series, certain other events. If an Event of Default occurs and is continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Subordinated Securities of that series (or, if the Subordinated Securities of that series are (i) Discount Securities, such portion of the principal amount as may be specified in the terms of the series or (ii) Dual Currency Securities, the amount determined in accordance with the terms of such Debt Securities) may declare the principal amount of all the Subordinated Securities of that series to be due and payable immediately in the Currency in which such Subordinated Securities are denominated. If an Event of Default specified in clause (1) of this paragraph occurs and is continuing, such principal shall become immediately due and payable. The foregoing provision would be subject as to enforcement to the broad equity powers of a federal bankruptcy court and to the determination by that court of the nature of the rights of the Holders of the Subordinated Securities. At any time after a declaration of acceleration with respect to the Subordinated Securities has been made, but before a judgment or decree based on acceleration has been obtained, the Holders of a majority in aggregate principal amount of outstanding Subordinated Securities may, under certain circumstances, rescind and annul such acceleration.

    Unless otherwise provided in the terms of a series of Subordinated Securities, there will be no right of acceleration of the payment of principal of the Subordinated Securities of such series upon a default in the payment of principal or interest or a default in the performance of any covenant or agreement in the Subordinated Securities or the Subordinated Indenture. In the event of a default in the payment of interest or principal or the performance of any covenant or agreement in the Subordinated Securities or the Subordinated Indenture, the Trustee may, subject to certain limitations, seek to enforce payment of such interest or principal or the performance of such covenant or agreement.

CONVERSION

    The Offered Debt Securities may, if so provided in the applicable Prospectus Supplement, provide for a right of conversion of such Offered Debt Securities into Common Stock (or cash in lieu of fractional shares). The following provisions will apply to Debt Securities that are convertible Debt Securities unless otherwise provided in the Prospectus Supplement for such Debt Securities.

    The holder of any convertible Debt Securities will have the right exercisable at any time prior to maturity, unless previously redeemed or otherwise purchased by the Corporation, to convert such Debt Securities into shares of Common Stock at the conversion price or conversion rate set forth in the applicable Prospectus Supplement, subject to adjustment. The holder of convertible Debt Securities may convert any portion thereof which is $1,000 in principal amount or any integral multiple thereof.

    In certain events, the conversion price or conversion rate will be subject to adjustment as set forth in the applicable Indenture. Such events include the issuance of shares of Common Stock as a dividend or distribution on the Common Stock; subdivisions, combinations and reclassifications of the Common Stock; the issuance to all holders of Common Stock of rights or warrants entitling the holders thereof (for a period not exceeding 45 days) to subscribe for or purchase shares of Common Stock at a price per share less than the then current market price per share of Common Stock; and the distribution to all holders of Common Stock of evidences of indebtedness, equity securities (including security interests in the Corporation's subsidiaries) other than Common Stock or other assets (excluding cash dividends paid from surplus) or subscription rights or warrants (other than those referred to above).

No adjustment of the conversion price or conversion rate will be required unless an adjustment would require a cumulative increase or decrease of at least 1 percent in such price or rate. If after the Distribution Date for the Preferred Stock Purchase Rights of the Corporation, as presently constituted (see "Description of Capital Stock -- Rights to Purchase Junior Participating Preferred Stock"), converting Holders of the convertible Debt Securities are not entitled to receive the Preferred Stock Purchase Rights which would otherwise be attributable (but for the date of conversion) to the shares of Common Stock received upon such conversion, then adjustment of the conversion price shall be made under the foregoing provisions as if the Preferred Stock Purchase Rights were then being distributed to the holders of the Common Stock. If such an adjustment is made and the Preferred Stock Purchase Rights are later redeemed, invalidated or terminated, then a corresponding reversing adjustment shall be made to the conversion price, on an equitable basis, to take account of such event. However, as part of the terms of the convertible Debt Securities, the Corporation may elect to amend the provisions presently applicable to the Preferred Stock Purchase Rights so that each share of Common Stock issuable upon conversion of the convertible Debt Securities, whether or not issued after the Distribution Date for such Preferred Stock Purchase Rights, will be accompanied by the Preferred Stock Purchase Rights which would otherwise be attributable (but for the date of conversion) to such shares of Common Stock.

    If at any time the Corporation makes a distribution of property to its shareholders which would be taxable to such shareholders as a dividend for federal income tax purposes (e.g. distributions of evidences of indebtedness or assets of the Corporation, but generally not stock dividends or rights to subscribe to capital stock) and, pursuant to the anti-dilution provisions described above, the conversion price or conversion rate of the convertible Debt Securities is reduced, such reduction may be deemed to be the receipt of taxable income by holders of the convertible Debt Securities.

    Fractional shares of Common Stock will not be issued upon conversion, but, in lieu thereof, the Corporation will pay a cash adjustment based on the then current market price for the Common Stock. Upon conversion, no adjustments will be made for accrued interest or on dividends, and therefore convertible Debt Securities surrendered for conversion between the record date for an interest payment and the interest payment date (except convertible Debt Securities called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the interest thereon which the registered holder is to receive.

    In the case of any consolidation or merger of the Corporation with or into any other Person (with certain exceptions) or any sale or transfer of all or substantially all the assets of the Corporation, the Holder of convertible Debt Securities, after the consolidation, merger, sale or transfer, will have the right to convert such convertible Debt Securities only into the kind and amount of securities, cash and other property which the Holder would have been entitled to receive upon such consolidation, merger, sale or transfer if the Holder had held the Common Stock issuable upon conversion of such convertible Debt Securities immediately prior to such consolidation, merger, sale or transfer.

MISCELLANEOUS RIGHTS AND OBLIGATIONS OF TRUSTEES

    The Indentures provide that, subject to the duty of the Trustees during default to act with the required standard of care, the respective Trustee will be under no obligation to exercise any of its rights or powers under the relevant Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to such Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustees, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the relevant Trustee, or exercising any trust or power conferred on such Trustee, with respect to the Debt Securities of that series.

    The Corporation is required to furnish the Trustees annually with a statement as to the performance by the Corporation of certain of its obligations under the relevant Indentures and as to any default in such performance and to file with the relevant Trustee written notice of the occurrence of any default or Event of Default within ten business days of the Corporation becoming aware of such default or Event of Default.

MODIFICATION AND WAIVER

    Modifications of and amendments to an Indenture may be made by the Corporation and the relevant Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment voting separately; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (1) change the Stated Maturity of the principal of, or any installment of principal or interest on, any Debt Security, (2) reduce the principal amount of, or any premium or interest on, any Debt Security, (3) reduce the amount of principal of Discount Securities payable upon acceleration of the maturity thereof, (4) change the currency of payment of principal of, or any premium or interest on, any Debt Security, (5) adversely affect the right of repayment or repurchase, if any, at the option of the Holder, (6) reduce the amount of, or postpone the date fixed for, any payment under any sinking fund or analogous provisions, (7) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security, (8) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the relevant Indenture or for waiver of compliance with certain provisions of such Indenture or for waiver of certain defaults, (9) limit the obligation of the Corporation to maintain a paying agency outside the United States for payment on Bearer Securities, (10) limit the obligation of the Corporation to redeem an Affected Security, (11) impair the rights of any holders of Securities which are convertible into Common Stock to receive shares of Common Stock upon the exercise of conversion rights or to institute suit for the enforcement of such rights, (12) modify certain provisions of the Indenture which require a minimum percentage in principal amount of Outstanding Debt Securities to constitute consent of the Holders of such securities or (13) reduce the amount of the principal of a Dual Currency Security that would be due and payable upon acceleration of the maturity thereof.

    The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of each series may, on behalf of all Holders of Debt Securities of that series, waive, insofar as that series is concerned, compliance by the Corporation with certain covenants of the relevant Indenture and any Event of Default resulting in acceleration of such Debt Securities in specified circumstances. The Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of each series may, on behalf of all Holders of Debt Securities of that series, waive any past default under the relevant Indenture with respect to Debt Securities of that series, except a default in the payment of principal or any premium or interest or in the payment of any sinking fund or analogous obligation or a covenant or provision that cannot be modified or amended without the consent of the Holders of each Outstanding Debt Security affected thereby.

    The Corporation may, with the consent of the Trustee, change the terms of an Indenture through an Indenture Supplement without the consent of any Holders only for the following purposes: (1) to evidence the succession of another corporation to the Corporation and the assumption by any such successor of the covenants of the Corporation under the relevant Indenture; (2) to add to the covenants of the Corporation for the benefit of the Holders or to surrender any right or power therein conferred upon the Corporation; (3) to add any additional Events of Default; (4) to add to or change any of the provisions of the relevant Indenture to facilitate the issuance of Debt Securities in bearer form; (5) to change or eliminate any of the relevant Indenture's provisions, provided that there are no Debt Securities outstanding which are entitled to the benefit of such provision; (6) to secure the Debt Securities; (7) to supplement any of the provisions of the relevant Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Debt
Securities provided that any such action shall not adversely affect the interests of the Holders of Debt Securities of such series or any other series of Debt Securities; (8) to establish the form or terms of the Debt Securities as permitted by the relevant Indenture; (9) to evidence and provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the Trustee under the relevant Indenture by more than one Trustee; (10) to make any modifications, amendments or supplements to any provisions of the relevant Indenture which modifications, amendments or supplements are required pursuant to any amendment of the Trust Indenture Act of 1939, or any of the rules promulgated thereunder, enacted after the date of the relevant Indenture; (11) to cure any ambiguity, any defect or any inconsistent provision, provided such action shall not adversely affect the Holders' interests in any material respect; and (12) to provide for adjustment of conversion rights pursuant to the relevant Indenture.

CONSOLIDATION, MERGER AND SALE OF ASSETS

    The Indentures provide that the Corporation may not consolidate with or merge into any other corporation or transfer its properties and assets substantially as an entirety to any Person unless (i) the corporation formed by such consolidation or into which the Corporation is merged or the Person to which the properties and assets of the Corporation are so transferred shall be a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia and shall expressly assume by supplemental indenture the payment of the principal of, premium, if any, and interest on the Debt Securities, and the performance of the other covenants of the Corporation under the Indentures; (ii) immediately after giving effect to such transaction, no Event of Default or Default, as applicable, and no event which, after notice or lapse of time or both, would become an Event of Default or Default, as applicable, shall have occurred and be continuing; (iii) the corporation formed by such consolidation or into which the Corporation shall have been merged or the Person to which such sale, lease, or other disposition shall have been made shall be a banking institution or a bank holding company subject to Federal or State authority; and (iv) certain other conditions are met as are more fully described in the Indentures.

DEFEASANCE

    If so specified in the Prospectus Supplement with respect to the Offered Debt Securities of any series (other than Offered Debt Securities that are convertible into Common Stock), the Corporation, at its option, (i) will be discharged from any and all obligations in respect of the Offered Debt Securities of such series (except for certain obligations to register the transfer or exchange of Offered Debt Securities of such series, to replace stolen, lost or mutilated Offered Debt Securities of such series, to maintain paying agencies and to hold moneys for payment in trust) or (ii) will not be subject to provisions, if any, of the relevant Indenture concerning limitations upon the disposition of Voting Stock of Major Constituent Banks, the creation of liens and the consolidation, merger and sale of assets (whether concerning the Corporation or a Major Constituent Bank), in each case if the Corporation deposits with the relevant Trustee, in trust, money or U.S. Government
Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal of, premium, if any, and interest on the Offered Debt Securities of such series on the dates such payments are due in accordance with the terms of such Offered Debt Securities. To exercise either option, the Corporation is required, among other things, to deliver to the relevant Trustee an opinion of counsel to the effect that (a) all conditions precedent provided for in the relevant Indenture relating to the defeasance contemplated thereby have been complied with and the Corporation has received from or there has been published by the United States Internal Revenue Service a ruling to the effect that the deposit and related defeasance would not cause the Holders of the Offered Debt Securities of such series to recognize income, gain or loss for United States income tax purposes and (b) if the Offered Debt Securities of such series are then listed on any national securities exchange, such Offered Debt Securities would not be delisted from such exchange as a result of the exercise of such option. Notwithstanding the foregoing, no discharge or defeasance described above shall affect the obligations, if applicable, of the Corporation with respect to the conversion of Debt Securities of a given series into Common Stock.

NOTICES

    Except as otherwise provided in the Indentures, notices to Holders of Bearer Securities will be given by publication at least twice in a daily newspaper in the City of New York and, if Debt Securities of such series are then listed on the Stock Exchange of the United Kingdom and the Republic of Ireland or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, in a daily newspaper in London or Luxembourg or any other required city located outside the United States, as the case may be, or, if not practicable, elsewhere in Europe. Notices to Holders of Registered Securities will be given by mail to the address of such Holders as they appear in the Security Register. GOVERNING LAW
    The Indentures, the Debt Securities and the Coupons will be governed by, and construed in accordance with, the laws of the State of New York. A judgment for money damages by courts in the United States, including a money judgment based on an obligation expressed in a Foreign Currency, will ordinarily be rendered only in U.S. Dollars.

REGARDING THE TRUSTEES

    The Corporation and certain subsidiaries from time to time may borrow from the Trustees, maintain deposit accounts and conduct other banking transactions with them in the ordinary course of their business.

U.S. FEDERAL TAXATION

    The applicable Prospectus Supplement may contain, if relevant, a brief summary of the relevant United States federal income taxation laws applicable to the Offered Debt Securities.

                          DESCRIPTION OF COMMON STOCK

    For a description of the terms of the Corporation's Common Stock, see "Description of Capital Stock -- Common Stock" and "Description of Capital Stock -- Rights to Purchase Junior Participating Preferred Stock" below. The specific number of shares, issuance price and other terms of the offering of the Common Stock offered by any Prospectus Supplement will be described in the Prospectus Supplement relating to such Common Stock.

                         DESCRIPTION OF PREFERRED STOCK

    The following description of the terms of the Preferred Stock sets forth certain general terms and provisions to which any Prospectus Supplement may relate. Certain terms of a series of the Preferred Stock offered by any Prospectus Supplement will be described in the Prospectus Supplement relating to such series of the Preferred Stock. If so indicated in the Prospectus Supplement, the terms of any such series may differ from the terms set forth below. The description of certain provisions of the Preferred Stock set forth below and in any Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the Certificate of Designation relating to each series of the Preferred Stock which will be filed with the Commission at or prior to the time of the issuance of such Preferred Stock.

GENERAL

    Under the Corporation's Amended and Restated Articles of Incorporation, as amended (the "Articles"), the Board of Directors of the Corporation is authorized without further shareholder action to provide for the issuance of up to 20,000,000 shares of Preferred Stock, in one or more series, with such voting powers, designations, preferences, rights, qualifications, limitations and restrictions as shall be set forth in resolutions providing for the issue thereof adopted by the Board of Directors. As of the date of this Prospectus, the Corporation has three series of Preferred Stock outstanding, which are described below under "Description of Capital Stock -- Preferred Stock."

    The Preferred Stock will, when issued, be fully paid and nonassessable. For each share issued, a sum equal to the par value thereof will be credited to the Corporation's preferred stock account. Unless otherwise specified in the Prospectus Supplement relating to a particular series of the Preferred Stock, each series of the Preferred Stock will rank on a parity in all respects with the outstanding Preferred Stock of the Corporation and each other series of the Preferred Stock. See "Description of Capital Stock -- Preferred Stock" below.

    The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of the Preferred Stock will be The First Chicago Trust Company of New York.

    The following statements are brief summaries of certain provisions that will be contained in the Certificate of Designation authorizing the issuance of a series of Preferred Stock. These statements do not purport to be complete and are qualified in their entirety by reference to the Articles and to such Certificate of Designation, the form of which has been filed as an exhibit to the Registration Statement. The resolutions set forth in the Certificate of Designation will be adopted by the Board of Directors prior to the issuance of a series of the Preferred Stock and such Certificate of Designation will be filed with the Secretary of State of the State of Florida as soon thereafter as reasonably practicable.

DIVIDENDS

    Holders of the Preferred Stock of each series will be entitled to receive, when and as declared by the Board of Directors of the Corporation, out of assets of the Corporation legally available for payment, cash dividends at such rates and on such dates as are set forth in the Prospectus Supplement relating to such series of the Preferred Stock. Dividends may or may not be cumulative as set forth in the Prospectus Supplement. Each dividend will be payable to holders of record as they appear on the stock register of the Corporation as of the record dates fixed by the Board of Directors of the Corporation.

    If there shall be outstanding shares of any other series of preferred stock ranking junior to or on a parity with any series of the Preferred Stock as to dividends, no dividends shall be declared or paid or set apart for payment on any such other series for any period unless full cumulative (if applicable) dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on such series of the Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such dividends. If dividends on any series of the Preferred Stock and on any other series of preferred stock ranking on a parity as to dividends with such series of the Preferred Stock are in arrears, in making any dividend payment on account of such arrears, the Corporation shall make payments ratably upon all outstanding shares of such series of the Preferred Stock and shares of such other series of preferred stock in proportion to the respective amounts of dividends in arrears on such series of the Preferred Stock and on such other series of preferred stock to the date of such dividend payment. Holders of shares of any series of the Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative (if applicable) dividends on such series. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears.

    Unless full cumulative (if applicable) dividends on all outstanding shares of any series of the Preferred Stock shall have been paid or declared and set aside for payment for all past dividend payment periods, no dividend (other than a dividend in common stock or in any other stock ranking junior to such series of the Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon such other stock, nor shall any Common Stock or any other stock of the Corporation ranking junior to or on a parity with such series of the Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to such series of the Preferred Stock as to dividends and upon liquidation).

LIQUIDATION RIGHTS

    In the event of any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the holders of each series of the Preferred Stock will be entitled to receive and to be paid out of assets of the Corporation available for distribution to its shareholders, before any payment or distribution is made to holders of Common Stock or any other class of stock ranking junior to such series of the Preferred Stock upon liquidation, liquidating distributions in an amount per share as set forth in the Prospectus Supplement relating to such series of the Preferred Stock plus accrued and unpaid dividends. After payment of the full amount of the liquidating distribution plus accrued and unpaid dividends to which they are entitled, the holders of such series of the Preferred Stock will have no right or claim to any of the remaining assets of the Corporation. If, upon any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the amounts payable with respect to the Preferred Stock of any series and any other shares of stock of the Corporation ranking as to any such distribution on a parity with the Preferred Stock of such series are not paid in full, the holders of the Preferred Stock of such series and of such other shares will share ratably in any such distribution of assets of the Corporation in proportion to the full respective distributable amounts to which they are entitled. Neither the sale of all or substantially all the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, of the Corporation.

REDEMPTION

    Any series of the Preferred Stock may be redeemable, in whole or in part, at the option of the Corporation, and may be subject to mandatory redemption pursuant to a sinking fund, in each case upon the terms, at the times and at the redemption prices set forth in the Prospectus Supplement relating to such series.

    In the event that full cumulative (if applicable) dividends on any series of the Preferred Stock have not been paid or declared and set apart for payment, such series of the Preferred Stock may not be redeemed in part and the Corporation may not purchase or acquire any shares of such series otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of such series of the Preferred Stock.

VOTING RIGHTS

    The Preferred Stock shall have such voting rights as shall be provided in the Prospectus Supplement.

CONVERSION RIGHTS

    The Preferred Stock shall have such conversion rights, if any, as shall be provided in the Prospectus Supplement.

                          DESCRIPTION OF CAPITAL STOCK

    The following summary does not purport to be complete and is subject to in all respects, and qualified in its entirety by, the applicable provisions of the Florida Business Corporation Act, the Articles, including the Certificates of
Designation describing the Series A Preferred Stock, the Series B Preferred Stock and the Junior Participating Preferred Stock, the Bylaws of the
Corporation (the "Bylaws"), and the Rights Agreement (as defined below). The Articles, Bylaws and the Rights Agreement are incorporated by reference in this Prospectus.

GENERAL

    The authorized capital stock of the Corporation consists of 200,000,000 shares of Common Stock, par value $2.00 per share, and 20,000,000 shares of Preferred Stock, par value $.10 per share. As of December 31, 1995, there were issued and outstanding 94,865,368 shares of Common Stock, 1,947,057 shares of Series A $4.50 Cumulative Convertible Preferred Stock (the "Series A Preferred Stock") and 11,164 shares of Series B $2.50 Cumulative Convertible Preferred
Stock (the "Series B Preferred Stock"). In addition, the Corporation has authorized the Junior Participating Preferred Stock for issuance upon the exercise of certain rights as described below.

    Since the Corporation is a holding company, the right of the Corporation, and hence the right of creditors and shareholders of the Corporation, to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Corporation itself as a creditor of the subsidiary may be recognized. The principal source of the Corporation's revenues is dividends from its subsidiaries. See "Regulatory Matters -- Dividends" for a discussion of restrictions on the subsidiary banks' ability to pay dividends to the Corporation.

COMMON STOCK

    The holders of Common Stock are entitled to receive dividends from funds legally available therefor when, as, and if declared by the Corporation's Board of Directors, and are entitled upon liquidation to receive pro rata the net assets of the Corporation after satisfaction in full of the prior rights of creditors of the Corporation and holders of any Preferred Stock. The principal source of funds for payment of dividends by the Corporation is dividends paid by the Corporation's subsidiaries.

    The holders of Common Stock are entitled to one vote for each share held on all matters as to which shareholders are entitled to vote. The holders of Common Stock do not have cumulative voting rights, any preferential, subscriptive or preemptive rights with respect to any securities of the Corporation, or any conversion rights. The Common Stock is not subject to redemption. The outstanding shares of Common Stock are fully paid and nonassessable.

    The Articles were amended in April 1985 to add a "fair price provision" that would require the vote of the holders of at least 80 percent of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in an election of directors (the "Voting Stock") for approval of certain business combinations, including certain mergers, asset sales, security issuances, recapitalizations and liquidations, involving the Corporation or its subsidiaries and certain acquiring persons (namely a person, entity or specified group which beneficially owns more than 10 percent of the Voting Stock), unless the "fair price" and other procedural requirements of the amendment are met, or unless approved by a majority of directors who are not affiliated with the acquiring party. At the same time, the Articles were amended (and conforming amendments were made to the Bylaws) (i) to provide for classification of the Corporation's Board of Directors into three classes, (ii) to require the vote of 80 percent of the directors then in office to fill any vacancies in the Corporation's Board of Directors and any newly created directorships and (iii) to permit the removal of directors only for cause and only by the affirmative vote of holders of 80 percent of the Voting Stock. Each of the foregoing provisions may only be amended or repealed by the affirmative vote of the holders of 80 percent of the Voting Stock. Furthermore, the Articles require the affirmative vote of at least a majority of the Voting Stock in order to authorize the Corporation to directly or indirectly acquire the equity securities of a person who has owned five percent of the class of securities being acquired for a period of less than two years. The Voting Stock beneficially owned by such a five percent holder is excluded from such vote. The affirmative vote is not necessary if the acquisition of such person's securities is part of a tender or exchange offer made by the Corporation on the same terms to all holders of such securities.

    The First Chicago Trust Company of New York is the transfer agent and registrar for the Common Stock.

RIGHTS TO PURCHASE JUNIOR PARTICIPATING PREFERRED STOCK

    On February 21, 1990, the Corporation's Board of Directors declared a dividend distribution of one right (a "Right") for each outstanding share of Common Stock to shareholders of record at the close of business on March 12, 1990. The Corporation's Board of Directors declared such dividend distribution in the belief that it was desirable and in the best interests of the Corporation and its shareholders that steps be taken to preserve for the Corporation's shareholders the long-term value of the Corporation in the event of a potential takeover or other action which appears to the Corporation's Board of Directors to be coercive, unfair or inadequate. Each Right entitles the registered holder to purchase from the Corporation a unit consisting of one one-hundredth of a share (a "Unit") of Junior Participating Preferred Stock at a purchase price of $125.00 per Unit, subject to adjustment. The description and terms of the Rights are summarized below and are set forth in a Rights Agreement (the "Rights Agreement"), between the Corporation and The First Chicago Trust Company of New York, as Rights Agent (the "Rights Agent"). As long as the Rights are attached to the Common Stock and in certain other circumstances specified in the Rights Agreement, one Right (as such number may be adjusted pursuant to the provisions of the Rights Agreement) shall be deemed to be delivered with each share of Common Stock issued or transferred by the Corporation in the future. The following summaries do not purport to be complete and are subject to in all respects, and qualified in their entirety by, reference to all the provisions of the Rights Agreement, including the definitions therein of certain terms used in this Prospectus.

    Initially, the Rights are attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Stock and a "Distribution Date" will occur upon the earlier of the close of business on the tenth day following (i) a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 20 percent or more of the outstanding shares of Common Stock or voting securities representing 20 percent or more of the voting power of the Corporation, (ii) the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 20 percent or more of such outstanding shares of Common Stock or such voting power of the Corporation then outstanding or (iii) the determination by a majority of the members of the Corporation's Board of Directors who are not officers of the Corporation, that with respect to any person who, alone or with affiliates or associates, has become the beneficial owner of 10 percent or more of the outstanding shares of Common Stock or voting power of the Corporation then outstanding, (a) such beneficial ownership is intended to cause the Corporation to provide such person with short-term financial gain by repurchasing his Common Stock or voting power under circumstances where such directors of the Corporation determine that such repurchase would not be in the best long-term interests of the Corporation or
(b) such beneficial ownership is causing or reasonably likely to cause a material adverse impact on the business or certain business prospects or relationships of the Corporation. (Any person whose beneficial ownership satisfies the conditions of (a) or (b) above is referred to herein and in the Rights Agreement as an "Adverse Person.")

    Until the Distribution Date, the Rights will be transferred only with Common Stock certificates. The Corporation is not required to issue fractions of shares of Junior Participating Preferred Stock or Common Stock upon exercise of the Rights.

    The Rights are not exercisable until after the Distribution Date and will expire at the close of business on March 11, 2000, unless earlier redeemed by the Corporation in accordance with the Rights Agreement.

    In the event that (i) a person becomes the beneficial owner of 20 percent or more of the shares of Common Stock or voting power of the Corporation then outstanding (except pursuant to an offer for all outstanding shares of Common Stock and all other voting securities which the independent and disinterested directors of the Corporation determine to be fair to and otherwise in the best interests of the Corporation and its shareholders) or (ii) any person is declared to be an Adverse Person (either (i) or (ii) being a "Flip-in Event"), each holder of a Right (with the exception of an Adverse or Acquiring Person) will thereafter have the right to receive, upon exercise, Common Stock having a value equal to two times the exercise price of the Right. However, Rights are not exercisable following the occurrence of a Flip-in Event until such time as the Rights are no longer redeemable by the Corporation as set forth below.

    In the event of certain business combinations involving the Corporation, each holder of a Right may receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. These certain business combinations involving the Corporation and the Flip-in Events are referred to together as the "Triggering Events."

    The purchase price payable and the number of Units of Junior Participating Preferred Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution that would result from certain forms of distributions to holders of such Junior Participating Preferred Stock.

    At any time until the earlier of (i) the close of business on the tenth day following the public announcement by the Corporation or an Acquiring Person that the Acquiring Person has become such, (ii) the declaration by the Corporation's Board of Directors that a person is an Adverse Person, or (iii) March 11, 2000, the Corporation may redeem the Rights in whole, but not in part, at a price of $.01 per Right. At any time after the occurrence of a Flip-in Event, the Corporation's Board of Directors may exchange the Rights (other than Rights owned by an Acquiring Person or an Adverse Person) in whole or in part, at an exchange ratio of one share of Common Stock, or equivalent equity security, per Right.

    Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Corporation, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders of the Corporation or to the Corporation, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) or for common stock of the acquiring company as set forth above, or are exchanged as provided in the preceding paragraph.

    Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Corporation's Board of Directors prior to the Distribution Date. After the Distribution Date, only certain limited provisions of the Rights Agreement may be amended by the Corporation's Board of Directors.

    The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Corporation in a manner defined as a Triggering Event unless the offer is conditioned on a substantial number of Rights being acquired. The Rights, however, should not affect any offer for all outstanding shares of Common Stock and other voting securities deemed to be fair and otherwise in the Corporation's best interests by the Corporation's Board of Directors or any merger or other business combination approved by the Corporation's Board of Directors. In addition, the possibility exists that the Rights could prevent or discourage offers opposed by management of the Corporation but favored by the Corporation's shareholders, including offers containing a shareholder premium.

PREFERRED STOCK

    Under the Articles, the Corporation's Board of Directors is authorized without further shareholder action to provide for the issuance of up to 20,000,000 shares of Preferred Stock in one or more series, with such voting powers, designations, preferences, rights, qualifications, limitations and restrictions as shall be set forth in resolutions providing for the issue thereof adopted by the Board of Directors. As of the date of this Prospectus, the Corporation has two series of Preferred Stock outstanding which rank on parity as to dividend and liquidation rights. Such series, Series A Preferred Stock and Series B Preferred Stock, have the voting, dividend, liquidation, conversion, redemption and other rights set forth in the following paragraphs. The Corporation has also authorized and reserved for issuance shares of Junior Participating Preferred Stock to be issued upon the exercise of the Rights. The Junior Participating Preferred Stock ranks junior to the Series A Preferred Stock and the Series B Preferred Stock and senior to the Common Stock. The First Chicago Trust Company of New York is the transfer agent, registrar, dividend disbursing agent and redemption agent for the two series of Preferred Stock.

    SERIES A PREFERRED STOCK

    Dividends on the Series A Preferred Stock are paid at the annual rate of $4.50 per share and are cumulative. In the event of dissolution, liquidation or winding up of the Corporation, holders of the Series A Preferred Stock will be entitled to payment in full of $50.00 per share, plus any accrued and unpaid dividends, prior to any distribution to holders of Common Stock. The Series A Preferred Stock does not have any voting rights, except as expressly provided by Florida law, or in the event that the equivalent of six quarterly dividends payable on the Series A Preferred Stock are in arrears, or in the event of certain amendments, alterations or repeals of the Articles adversely affecting the holders of Series A Preferred Stock.

    Shares of the Series A Preferred Stock are convertible into shares of Common Stock, at a conversion price of $26.50 per share, which (assuming a value of $50.00 per share of the Series A Preferred Stock) is equivalent to approximately
1.8868 shares of Common Stock for each share of Series A Preferred Stock. The conversion price is subject to adjustment under certain conditions.

    The Series A Preferred Stock is redeemable at the election of the Corporation at a declining premium in the sixth through tenth years after issuance and is redeemable at par anytime thereafter. In the event that any quarterly dividend payable on the Series A Preferred Stock is in arrears and until all such dividends in arrears are paid or declared and set apart for payment, the Corporation may not redeem any shares of Series A Preferred Stock unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed or acquire any shares of Series A Preferred Stock except in a purchase offer made on the same terms to all holders for the purchase of all outstanding shares of Series A Preferred Stock. The Board of Directors of the Corporation has authorized the redemption of the Series A Preferred Stock at the discretion of the Corporation's management and in accordance with its terms.

    At December 31, 1995 there were 1,947,057 shares of Series A Preferred Stock issued and outstanding.

    SERIES B PREFERRED STOCK

    Dividends on the Series B Preferred Stock are paid at the annual rate of $2.50 per share and are cumulative. In the event of dissolution, liquidation or winding up of the Corporation, holders of the Series B Preferred Stock will be entitled to payment in full of $25.00 per share, plus any accrued and unpaid dividends, prior to any distribution to holders of Common Stock. The Series B Preferred Stock does not have any voting rights, except as provided by Florida law or in the event that any dividends on the Series B Preferred Stock are in arrears. If such dividends are in arrears, holders of Series B Preferred Stock will vote together with holders of Common Stock, and each holder of Series B Preferred Stock will be entitled to the number of votes equal to the number of whole shares of Common Stock into which his shares of Series B Preferred Stock are then convertible.

    Shares of Series B Preferred Stock are convertible into shares of Common Stock at any time at a rate of 2.5988 shares of Common Stock for each share of Series B Preferred Stock. The conversion rate is subject to adjustment under certain conditions.

    The Series B Preferred Stock is redeemable in the eleventh year after issuance, at the election of the Corporation, at a price per share equal to the sum of: (a) $25.00; (b) any accrued and unpaid dividends; and (c) a declining premium in the eleventh through fifteenth years after issuance. The Corporation is obligated to purchase shares of Series B Preferred Stock, beginning in the sixteenth year following issuance, at the election of the holder at a price of $25.00 per share, plus any accrued and unpaid dividends. In the event that any quarterly dividend payable on the Series B Preferred Stock is in arrears and until all such dividends in arrears are paid or declared and set apart for payment, the Corporation may not redeem any shares of Series B Preferred Stock unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed or acquire any shares of Series B Preferred Stock except in a purchase offer made on the same terms to all holders for the purchase of all outstanding shares of Series B Preferred Stock.

    At December 31, 1995, there were 11,164 shares of Series B Preferred Stock issued and outstanding.

                              PLAN OF DISTRIBUTION

    The Corporation may sell Securities to underwriters or through agents or directly to purchasers. A Prospectus Supplement will set forth the terms of the offering of the Securities to which such Prospectus Supplement relates, including the name or names of any underwriters or agents with whom the Corporation has entered into arrangements with respect to the sale of Securities, the public offering or purchase price of such Securities and the net proceeds to the Corporation from such sale, any underwriting discounts and other items constituting underwriters' compensation, any discounts and commissions allowed or paid to dealers, if any, any commissions allowed or paid to agents, and the securities exchanges, if any, on which the Securities will be listed. Dealer trading may take place in the Securities, including Securities not listed on any securities exchange.

    The Securities may be purchased to be re-offered to the public through underwriting syndicates led by one or more managing underwriters, or through one or more underwriters acting alone, which underwriters may, if permissible, be affiliates of the Corporation. The underwriter or underwriters with respect to an underwritten offering of the Securities will be named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover page of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase the Securities will be subject to certain conditions precedent, and each of the underwriters with respect to a sale of Securities will be obligated to purchase all of its allocated Securities if any are purchased. Any initial public offering price and any discount or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    Securities may be offered and sold by the Corporation directly or through agents designated by the Corporation from time to time, which agents may be affiliates of the Corporation. Any agent involved in the offer and sale of the Securities in respect of which this Prospectus is being delivered will be named, and any commissions payable by the Corporation to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a best effort basis for the period of its appointment.

    Any underwriter or agent participating in the distribution of the Securities may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Securities so offered and sold and any discounts or commissions received by them from the Corporation and any profit realized by them on the sale or resale of the Securities may be deemed to be underwriting discounts and commissions under the Securities Act.

    Underwriters, agents and their controlling persons may be entitled, under agreements entered into with the Corporation, to indemnification by the Corporation against certain civil liabilities, including liabilities under the Securities Act.

    Certain of the underwriters and/or agents and their affiliates may be customers of, including borrowers from, engage in transactions with, and perform services for, the Corporation in the ordinary course of business.

    If so indicated in the applicable Prospectus Supplement, the Corporation will authorize dealers or other persons acting as the Corporation's agents to solicit offers by certain institutions to purchase Securities from the Corporation pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Corporation. The obligations of any purchaser under any such contract will not be subject to any conditions except that (i) the purchase of the Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject, and (ii) if the Securities are also being sold to underwriters, the Corporation shall have sold to such underwriters the Securities not sold for delayed delivery. The dealers and such other persons will not have any responsibility in respect to the validity or performance of such contracts.

                                 LEGAL OPINIONS

    The validity of the Debt Securities, the Common Stock and the Preferred Stock will be passed upon for the Corporation by Mahoney Adams & Criser, P.A. (a professional corporation), Jacksonville, Florida, counsel for the Corporation, and Mahoney Adams & Criser, P.A. may rely as to matters of New York law on the opinion of Simpson Thacher & Bartlett. Marshall M. Criser, a director of the Corporation, is a member of the firm of Mahoney Adams & Criser, P.A. If the Securities are being distributed in an underwritten offering, the validity of the Debt Securities, the Common Stock and the Preferred Stock will be passed upon for the underwriters or agents by Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York, and Simpson Thacher & Bartlett may rely as to matters of Florida law on the opinion of Mahoney Adams & Criser, P.A.

                                    EXPERTS

    The audited consolidated financial statements incorporated by reference in this Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

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    NO  DEALER, SALESMAN  OR ANY  OTHER PERSON HAS  BEEN AUTHORIZED  TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT, ANY PRICING SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS SUPPLEMENT, ANY PRICING SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION OR BY THE AGENTS. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT, ANY PRICING SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT, ANY PRICING SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS OR THE DOCUMENTS INCORPORATED THEREIN BY REFERENCE IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION SINCE SUCH DATES. THIS PROSPECTUS SUPPLEMENT, ANY PRICING SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY NOTES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.
                                ----------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                             PROSPECTUS SUPPLEMENT
Description of Notes......................................................   S-2
Foreign Currency Risks....................................................  S-17
Certain United States Federal Income Tax Consequences.....................  S-19
Plan of Distribution......................................................  S-26
Validity of the Notes.....................................................  S-27

                                   PROSPECTUS
Available Information.....................................................     2
Incorporation of Certain Information by Reference.........................     2
The Corporation...........................................................     3
Consolidated Ratios of Earnings to Fixed Charges and Combined Fixed
 Charges and Preferred Stock Dividend Requirements........................     3
Use of Proceeds...........................................................     3
Regulatory Matters........................................................     4
Description of Debt Securities............................................     8
Description of Common Stock...............................................    22
Description of Preferred Stock............................................    22
Description of Capital Stock..............................................    24
Plan of Distribution......................................................    29
Legal Opinions............................................................    30
Experts...................................................................    30

                              Barnett Banks, Inc.

                                     [LOGO]

                                  $500,000,000
                               Medium-Term Notes,
                                    Series E
                             PROSPECTUS SUPPLEMENT
                                Lehman Brothers
                                CS First Boston
                              Goldman, Sachs & Co.
                              Morgan Stanley & Co.
                                  Incorporated
                              Salomon Brothers Inc

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